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                                                                   Exhibit 10.35

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                               RESEARCH AGREEMENT

     RESEARCH AGREEMENT (this "AGREEMENT"), dated as of August 9, 2005 (the "EFFECTIVE DATE"), by and between CombinatoRx, Incorporated, a Delaware corporation (the "COMPANY"), and CHDI, Inc., a New Jersey corporation (the "FOUNDATION"). The Company and the Foundation shall hereinafter be referred to individually as a "PARTY" and collectively as the "PARTIES".

     The Foundation supports basic, applied and clinical research aimed at finding diagnoses, treatments, cures and preventions of Huntington's disease.

     The Company is a biopharmaceutical company focused on developing new medicines built from synergistic combinations of approved drugs.

     The Foundation has chosen the Company as a strategic partner to collaborate with the Foundation on a program to find and develop drugs for Huntington's disease.

     To further the Foundation's objective, the Foundation desires to engage the Company to conduct certain research and the Company is prepared to conduct that research.

     The Parties have entered into this Agreement for the purpose of, among other things, ensuring that the results of that collaboration are made readily available in a timely fashion to accelerate scientific discovery and facilitate the development of products that diagnose, treat, cure and prevent Huntington's disease.

     In consideration of the mutual representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                RESEARCH PROJECT

1. RESEARCH PROJECT. The "RESEARCH PROJECT" means the program of scientific research described in APPENDIX A. The expected time frame for completing each Phase (as defined in APPENDIX A) of the Research Project together with the corresponding budget of the number and cost of the full-time employees of the Company ("FTES") required to complete each such Phase in such time frame is set forth in APPENDIX B.

2.   CONDUCT OF THE RESEARCH PROJECT; CONTINUATION OF THE RESEARCH PROJECT.

     (a) CONDUCT OF THE RESEARCH PROJECT. The Company hereby agrees to devote such resources as set forth in APPENDIX B and effort as is necessary to (i) conduct the Research Project in accordance with APPENDIX A and APPENDIX B and (ii) to complete each Phase of the Research Project within the time frames set forth in APPENDIX B. If at any time the Company makes a good faith determination that (A) the Research Project cannot be

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          conducted substantially in accordance with APPENDIX A or APPENDIX B,
          (B) any Phase of the Research cannot be substantially completed within the time frame set forth in APPENDIX B for such Phase or (C) the continued conduct of the Research Project in accordance with APPENDIX A is unlikely to yield scientifically valid or useful results, the Company shall promptly give notice (a "CHANGE OF CIRCUMSTANCES NOTICE") to the Foundation.

     (b) CONDITIONS TO THE CONTINUATION OF THE RESEARCH PROJECT. Unless otherwise agreed to by the Foundation pursuant to a notice delivered to the Company in accordance with this Agreement, the Company hereby agrees that the Company shall not proceed to conduct or perform any Phase of the Research Project if the Company does not first satisfy or achieve each of the conditions (the "SCIENTIFIC MILESTONES") set forth in APPENDIX C at the time specified in respect of (i) such Phase or
          (ii) any prior Phase of the Research Project which is required or otherwise necessary to be satisfied or achieved prior to beginning the conduct or performance of any subsequent Phase of the Research Project. The determination of whether a Scientific Milestone has been satisfied or achieved shall be determined by the Research Committee (as defined below).

     (c) ESTABLISHMENT OF A JOINT RESEARCH COMMITTEE; RESPONSIBILITIES OF THE RESEARCH COMMITTEE.

          (i) ESTABLISHMENT OF A JOINT RESEARCH COMMITTEE. The Parties hereby agree to establish within a reasonable period of time following the date hereof a Joint Research Committee (the "RESEARCH COMMITTEE") which shall comprise four members two of which representatives shall be designated by each Party. The Research Committee shall establish its own internal operating procedures and meeting schedule; provided, however, the Research Committee shall meet at least once every three months during the conduct and performance of the Research Project.

          (ii) RESPONSIBILITIES OF THE RESEARCH COMMITTEE. The Research Committee shall, among other things, (A) oversee the implementation and conduct of the Research Project, (B) determine if changes are needed to the Research Project or the time frames and budgeted FTE numbers and cost set forth in APPENDIX B, (C) approve and implement any changes to the Research Project or the time frames and budgeted FTE numbers and cost set forth in APPENDIX B and (D) facilitate on-going communications between the Parties. Any matter which requires a decision by, or the approval of, the Research Committee under this Agreement (including any matter described in APPENDIX A) shall require the affirmative consent of each representative of the Research Committee. At each meeting of the Research Committee, one

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                 representative shall be appointed to record and distribute the minutes of such meeting.

                                    PAYMENTS

3. OBLIGATION TO MAKE PAYMENTS AND PAYMENT SCHEDULE; QUARTERLY FTE NOTICES; QUARTERLY PAYMENT ADJUSTMENT.

     (a)  OBLIGATION TO MAKE PAYMENTS AND PAYMENT SCHEDULE.

          (i) OBLIGATION TO MAKE PAYMENTS. The Foundation shall make payments to the Company for the Research Project as provided in, and subject to the terms and conditions of, this Agreement. The Company acknowledges and agrees that the Foundation shall not be required to make any payment to the Company in respect of any Phase of the Research Project for which each of the Scientific Milestones has not been satisfied or achieved.

          (ii) PAYMENT SCHEDULE. The amount of each quarterly payment (the "QUARTERLY PAYMENTS") and milestone payment (the "MILESTONE PAYMENTS" and, together with the Quarterly Payments, the "PAYMENTS") are set forth on the payment schedule (the "PAYMENT SCHEDULE") attached hereto as Appendix D.

     (b)  QUARTERLY FTE NOTICES.

          (i) DELIVERY OF THE QUARTERLY FTE NOTICES. The Company shall deliver a written notice (each, a "QUARTERLY FTE NOTICE") to the Foundation promptly following the end of each 90-day period (each, a "QUARTERLY FTE NOTICE PERIOD") during the period beginning on the Effective Date and continuing through the Quarterly FTE Notice Period following the last scheduled Quarterly Payment made by the Foundation under the terms of this Agreement.

          (ii) REQUIRED INFORMATION IN EACH QUARTERLY FTE NOTICES. Each Quarterly FTE Notice shall be given in respect of the most recently ended Quarterly FTE Notice Period and shall:

                 (A) set forth the Quarterly Payment number and the year and quarter of the Research Project (in each case, as set forth in APPENDIX D) covered by such Quarterly FTE Notice Period;

                 (B) identify each Phase of the Research Project (each, an "APPROVED ACTIVE PHASE") for which (1) each of the Scientific Milestones required to proceed to conduct or perform such Phase of the Research Project has been

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                      satisfied or achieved and (2) activities were conducted by the Company during such Quarterly FTE Notice Period;

                 (C) set forth the date during such Quarterly FTE Notice Period that activities actually commenced on each Approved Active Phase;

                 (D) set forth the number of FTEs budgeted to devote time to each Approved Active Phase as set forth in APPENDIX B (the "BUDGETED FTES") during such Quarterly FTE Notice Period;

                 (E) set forth (1) the number of FTEs that actually devoted time to each Approved Active Phase (the "ACTUAL FTES") during such Quarterly FTE Notice Period up to an amount not to exceed the number of Budgeted FTEs and (2) the name and title of each such Actual FTE;

                 (F) identify each Approved Active Phase that each Actual FTE actually devoted time to during such Quarterly FTE Notice Period and set forth the number of days (or prorate portion thereof) such Actual FTE actually devoted one-hundred percent of his or her effort to such Approved Active Phase during such Quarterly FTE Notice Period up to an amount not to exceed the difference between (1) the number of days budgeted for such Approved Active Phase as set forth in Appendix B MINUS (2) the aggregate number of days an Actual FTE actually devoted one-hundred percent of his or her effort to such Approved Active Phase as set forth by the Company in all prior Quarterly FTE Notices; and

                 (G) include a certification by the Company that all of the information provided in such Quarterly FTE Notice is true, complete and correct.

     (c)  QUARTERLY PAYMENT ADJUSTMENT.

          (i) REVIEW OF QUARTERLY FTE NOTICE. Beginning on the date of the receipt of a Quarterly FTE Notice, the Foundation shall have a period (the "QUARTERLY PAYMENT ADJUSTMENT REVIEW PERIOD") of 20 days to request such additional information from the Company as may be reasonably required by the Foundation to verify the information set forth in such Quarterly FTE Notice and review such Quarterly FTE Notice.

          (ii) CALCULATION OF QUARTERLY PAYMENT ADJUSTMENT. Within 10 days of the expiration of the Quarterly Payment Adjustment Review Period, the Foundation shall calculate the aggregate cost (the

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                 "ACTUAL QUARTERLY FTE COST") of the Actual FTEs that actually devoted time to the Approved Active Phases during the Quarterly FTE Notice Period covered by such Quarterly FTE Notice which aggregate cost shall include the budgeted management FTE set forth in APPENDIX B. If the Quarterly Payment made by the Foundation in respect of such Quarterly FTE Notice Period is greater than the Actual Quarterly FTE Cost in respect of such Quarterly FTE Notice Period, (A) the Foundation shall have the right to credit the amount of such overage against any future payments required to be made by the Foundation to the Company under this Agreement or (B) upon the written request of the Foundation, the Company shall pay the amount of such overage to the Foundation within 30 days of the receipt of any such request. For purposes of this Agreement, all calculations shall be made using a FTE rate of $250,000 per year other than FTEs allocated to Phase 2 for which a FTE rate of $275,000 shall be used.

4.   CONDITIONS TO THE FOUNDATION'S PAYMENTS.

     (a) SPECIFIC CONDITIONS TO PAYMENTS BY THE FOUNDATION. The Foundation may, but shall not be obligated to, make any specific payment to the Company for the Research Project required by this Agreement if the Company does not first satisfy or achieve each of the conditions set forth in this Agreement (including any attachment to this Agreement) at the time specified in this Agreement (including any attachment to this Agreement) relating to the specific payment to be made by the Foundation to the Company which is required to be satisfied or achieved prior to the making of such payment by the Foundation.

     (b) GENERAL CONDITIONS TO PAYMENTS BY THE FOUNDATION. The Foundation may, but shall not be obligated to, make any payments to the Company for the Research Project required by this Agreement upon the occurrence and continuation of any of the following events:

          (i) CHANGE IN RESEARCH PROJECT. The Company gives a Change of Circumstances Notice to the Foundation;

          (ii) BREACH OF THIS AGREEMENT. There is a material breach of any representation, warranty or covenant of this Agreement by the Company; or

          (iii) BANKRUPTCY EVENT. There is a Bankruptcy Event involving the Company (as defined in SECTION 20 of this Agreement).

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               RESULTS; HIGH Q RESEARCH GROUP AND RESULTS SHARING

5. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

     (a) "HIGH Q RESEARCH GROUP" means a community of investigators and organizations funded by the Foundation and its affiliates whose objective is to find diagnoses, treatments, cures and preventions of Huntington's disease.

     (b) "RESULTS" means any scientifically valid methods, data, outcomes or other results made in the course of the conduct, or resulting from the performance, of the Research Project and includes any reagents, cell lines, compounds, animal models or other materials produced in the course of the conduct, or resulting from the performance, of the Research Project. For the avoidance of doubt, Results shall not include any Company Background Intellectual Property (as defined in
          SECTION 7).

     (c) "THIRD PARTY RESULTS" means any scientifically valid methods, data, outcomes or other results (i) made in the course of the conduct, or resulting from the performance, of research conducted by members of the High Q Research Group (as defined in SECTION 6(a) of this Agreement) (other than the Company) and (ii) funded by the Foundation or one of its affiliates.

6.   HIGH Q RESEARCH GROUP; SHARING OF RESULTS WITH OTHERS.

     (a) PARTICIPATION IN THE HIGH Q RESEARCH GROUP. Subject to the terms of this Agreement, the Company hereby acknowledges and agrees that it is participating in the High Q Research Group.

     (b) DELIVERY OF RESULTS TO THE FOUNDATION; WITHDRAWAL OF RESULTS; RESULTS DEEMED CONFIDENTIAL INFORMATION; EXCLUSION OF COMPANY BACKGROUND INTELLECTUAL PROPERTY.

          (i) DELIVERY OF RESULTS TO THE FOUNDATION; WITHDRAWAL OF RESULTS. The Company shall inform the Foundation of all Results produced or discovered within a reasonable period of time following the production or discovery of each such Result (and, in the case of any reagents, cell lines, compounds, animal models or other materials constituting Results, upon the request of the Foundation, deliver such materials as directed by the Foundation). If at any time after informing the Foundation of Results pursuant to this SECTION 6(b), the Company determines that there is a reasonable scientific basis to conclude that such Results are not scientifically valid, the Company shall promptly so notify the Foundation.

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          (ii)   RESULTS DEEMED CONFIDENTIAL INFORMATION. The Parties hereby agree that all Results shall be deemed Confidential Information (as defined in SECTION 14 of this Agreement) and treated as Confidential Information by each of the Parties in accordance with the terms of SECTION 14 and SECTION 15 of this Agreement until, the earlier to occur of (A) the Publication (as defined in SECTION 16 of this Agreement) of such Results by the Company and (B) the disclosure of such Results by the Foundation pursuant to SECTION 6(f) of this Agreement.

          (iii) EXCLUSION OF COMPANY BACKGROUND INTELLECTUAL PROPERTY. For the avoidance of doubt, the Foundation hereby agrees that the Company shall not be required to share or otherwise disclose or distribute any Company Background Intellectual Property (as defined in SECTION 7).

     (c) DISCLOSURE OF RESULTS WITHIN THE HIGH Q RESEARCH GROUP; REIMBURSEMENT OF EXPENSES.

          (i) DISCLOSURE OF RESULTS WITHIN THE HIGH Q RESEARCH GROUP. At any time following the 60-day period beginning on the date that the Company discloses Results to the Foundation, the Foundation may disclose such Results to any member of the High Q Research Group who has agreed to each of the covenants set forth in
                 SECTION 6(d) of this Agreement with respect to any Results disclosed to such member. For the avoidance of doubt, such member shall be bound and obligated to treat any Results disclosed to such member in the same manner and extent as the Company is bound and obligated to treat any Third Party Results disclosed to the Company under SECTION 6(d).

          (ii) REIMBURSEMENT OF EXPENSES. The Foundation hereby agrees to reimburse the Company for all reasonable direct costs and expenses incurred by the Company in complying with any request by the Foundation to provide Results to any member of the High Q Research Group pursuant to this SECTION 6. The Company shall submit invoices (including all relevant receipts, if any) to the Foundation for all such costs and expenses incurred by the Company on a monthly basis. Each invoice shall be paid by the Foundation within 30 days of the receipt of such invoice from the Company for such costs and expenses.

     (d) DISCLOSURE OF THIRD PARTY RESULTS TO THE COMPANY. With respect to any Third Party Results disclosed to the Company, the Company hereby agrees:

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          (i)    to hold all Third Party Results in confidence until such Third
                 Party Results are Published or otherwise made publicly available (except by breach of this Agreement) so that the disclosure of the Third Party Results among members of the High Q Research Group does not constitute a public disclosure and so that the ability to patent the Third Party Results is preserved; provided, however, the Company shall not be required to hold any Third Party Results in confidence if such Third Party Results (A) were previously known by the Company other than by reason of disclosure by the Foundation; (B) were publicly disclosed except by breach of this Agreement either prior to or subsequent to the receipt of such Third Party Results by the Company; (C) are rightfully received by the Company from a third party without an express obligation of confidence to the Foundation or the member of the High Q Research Group who discovered such Third Party Results; (D) are independently developed by the Company without use or reliance upon Third Party Results provided by the Foundation; (E) are disclosed pursuant to any applicable federal, state, local or international law, or any judicial or government request, requirement or order, provided that the Company takes reasonable steps to provide the Foundation with sufficient prior notice in order to allow the Foundation to contest such request, requirement or order;

          (ii) to discuss the Third Party Results only with those employees of the Company that are advised (A) of the confidential nature of the Third Party Results and (B) that the Third Party Results must not be shared with anyone outside of the Company until the Third Party Results are made publicly available;

          (iii) until the Third Party Results are made publicly available, to not Publish or otherwise publicly disclose methods, data or other results which are derived using the Third Party Results without appropriate written permission; and

          (iv) to acknowledge other researchers appropriately if the Third Party Results have contributed to a Publication or presentation of Results.

     (e) DISCLOSURE NOT TO CONSTITUTE PUBLICATION. The Parties acknowledge that it is the intention of the Foundation, the Company and the other members of the High Q Research Group that the sharing of Results and Third Party Results among members of the High Q Research Group is to be conducted in a manner so that such sharing shall not constitute "disclosure" for patent purposes.

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     (f)  DISCLOSURE OF RESULTS OUTSIDE THE HIGH Q RESEARCH GROUP. With respect to each Result disclosed by the Company to the Foundation, on and after the later to occur of (i) the fifth anniversary of the date hereof and (ii) three years after the date of the disclosure of such Result (such later date hereinafter referred to as the "DISCLOSURE DATE"), the Foundation shall have the right to disclose (other than through Publication) such Result to any individual or organization without any restrictions unless prior to the Disclosure Date the Company notifies the Foundation that there exists good reasons for such disclosure to be withheld for an additional six-month period, in which case the Disclosure Date will be extended for an additional six months and the provisions of this SECTION 6(f) shall apply to such new Disclosure Date.

                              INTELLECTUAL PROPERTY

7. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

     (a) "COMPANY BACKGROUND INTELLECTUAL PROPERTY" means Intellectual Property owned or licensed by the Company prior to the date hereof that is applied to the Research Project at any time together with any modifications or enhancements to such Intellectual Property Made in the course of the conduct, or resulting from the performance, of the Research Project or the term of this Agreement, whichever is longer.

     (b) "HD FIELD OF USE" means any activity useful for creating, researching, developing, manufacturing, distributing or selling a product, process or service for diagnosing, treating, curing or preventing Huntington's disease.

     (c) "HD INTELLECTUAL PROPERTY" means any Intellectual Property (other than Company Background Intellectual Property) Made in the course of the conduct, or resulting from the performance of, the Research Project that (i) relates to Huntington's disease or (ii) is useful for the creation, development, manufacture or distribution of a product or service for the diagnosis, treatment, cure or prevention of Huntington's disease". For the avoidance of doubt, HD Intellectual Property shall not include any Company Background Intellectual Property.

     (d) "HD INTELLECTUAL PROPERTY DIAGNOSTIC OR TOOL" means any HD Intellectual Property which may be used for diagnostic applications or as a tool for drug discovery in connection with any disease other than Huntington's disease.

     (e) "HD RESEARCH AND DEVELOPMENT" means any activity useful for the creation, development, manufacture or distribution of a product or service for the diagnosis, treatment, cure or prevention of Huntington's disease other than the sale of such product or service. For the avoidance of doubt, HD Research and Development shall not include any right to sell a

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          product or service (including any transfer of services or products made using intellectual property rights, whether or not for consideration, other than a transfer of services or products solely for research and development purposes without fee or profit).

     (f) "INTELLECTUAL PROPERTY" means any discovery, invention, formulation, know-how, method, technological development, enhancement, modification, improvement, work of authorship, computer software (including, but not limited to, source code and executable code) and documentation thereof, data or collection of data, whether patentable or not, or susceptible to copyright or any other form of legal protection.

     (g) "MADE" when used in relation to any Intellectual Property means the conception, discovery, invention or first actual reduction to practice of such Intellectual Property, as the case may be.

     (h) "NON-HD INTELLECTUAL PROPERTY" means any Intellectual Property Made in the course of the conduct, or resulting from the performance of, the Research Project that is not HD Intellectual Property ". For the avoidance of doubt, Non-HD Intellectual Property shall not include any Company Background Intellectual Property.

     (i) "NON-PATENTABLE HD INTELLECTUAL PROPERTY" means any HD Intellectual Property that is not Patentable HD Intellectual Property.

     (j) "PATENTABLE INTELLECTUAL PROPERTY" means all Patentable HD Intellectual Property and Patentable Non-HD Intellectual Property.

     (k) "PATENTABLE HD INTELLECTUAL PROPERTY" means any HD Intellectual Property which (i) is or may be patentable or otherwise protectable under Title 35 U.S.C. and corresponding legislation in other jurisdictions and (ii) is the subject of a patent or pending patent application, including any continuation, continuation-in-part, division, extension, substitute, re-examination, reissue and any other derivative application or patent.

     (l) "PATENTABLE NON-HD INTELLECTUAL PROPERTY" means any Non-HD Intellectual Property which (i) is or may be patentable or otherwise protectable under Title 35 U.S.C. and corresponding legislation in other jurisdictions and (ii) is the subject of a patent or pending patent application, including any continuation, continuation-in-part, division, extension, substitute, re-examination, reissue and any other derivative application or patent.

     (m) "RESEARCH AND DEVELOPMENT" means any activity useful for the creation, development, manufacture or distribution of a product or service other than the sale of such product or service. For the avoidance of doubt, Research and Development shall not include any right to sell a product or service (including any transfer of services or products made using

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          intellectual property rights, whether or not for consideration, other than a transfer of services or products solely for research and development purposes without fee or profit).

8.   OWNERSHIP OF INTELLECTUAL PROPERTY.

     (a) OWNERSHIP OF HD INTELLECTUAL PROPERTY. The Foundation and the Company shall jointly own in equal shares all HD Intellectual Property. Each of the Parties hereby agrees that it will not sell or otherwise transfer its title to any HD Intellectual Property to any third party other than an affiliate provided that such affiliate takes title to such HD Intellectual Property (i) subject to the rights of the non-transferring Party in such HD Intellectual Property under this Agreement and (ii) assumes the obligations of the transferring Party with respect to such HD Intellectual Property under this Agreement.

     (b) OWNERSHIP RIGHTS OF NON-HD INTELLECTUAL PROPERTY. The Company shall own all Company Background Intellectual Property and all Non-HD Intellectual Property. Except as expressly set forth in this Agreement, the Foundation shall have no interest in any Non-HD Intellectual Property resulting from, or conceived during, the Research Project.

9.   INTELLECTUAL PROPERTY; PATENTABLE HD INTELLECTUAL PROPERTY.

     (a) NOTICE OF INTELLECTUAL PROPERTY. If either Party believes that any Intellectual Property has been Made in the course of the conduct, or resulting from the performance of, the Research Project, such Party will, within a reasonable period of time thereafter, give notice (an "INVENTION NOTICE") of such Intellectual Property to the other Party. Such Intellectual Property Notice shall describe in reasonable detail the Intellectual Property that such Party believes has been Made and state whether such Party believes that such Intellectual Property is Patentable Intellectual Property.

     (b)  PROSECUTION OF PATENTABLE HD INTELLECTUAL PROPERTY; INVENTORSHIP.

          (i) RESPONSIBILITY FOR PROSECUTION OF PATENTABLE HD INTELLECTUAL PROPERTY. The Company shall prepare, file, prosecute and maintain the appropriate filings in respect of any Patentable HD Intellectual Property including filing (A) a provisional patent application or (B) a patent application (including a patent application corresponding to a previously filed provisional patent application) claiming any such Patentable HD Intellectual Property in the United States and in such other jurisdictions as the Company determines, acting reasonably, that are necessary in order to protect the Company's and the Foundation's rights in such Patentable HD Intellectual Property. The Company shall ensure that all filings are

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                 filed in the name of the Company and the Foundation as
                 co-owners.

          (ii) FOUNDATION ELECTION TO HAVE PROSECUTION OF PATENTABLE HD INTELLECTUAL PROPERTY INITIATED. At any time and from time to time, the Foundation shall have the right to elect to cause the Company to prepare, file, prosecute and maintain the appropriate filings in respect of any Patentable HD Intellectual Property which is the subject of an Invention Notice by providing notice (a "FOUNDATION PATENT FILING NOTICE") of such election to the Company including filing (A) a provisional patent application or (B) a patent application (including a patent application corresponding to a previously filed provisional patent application) claiming any such Patentable HD Intellectual Property in the United States and in such other jurisdictions as the Company determines, acting reasonably, that are necessary in order to protect the Company's and the Foundation's rights in such Patentable HD Intellectual Property. The Company shall ensure that all filings are filed in the name of the Company and the Foundation as co-owners.

          (iii) INVENTORSHIP. The Parties hereby agree that the identity of the inventor of all Patentable HD Intellectual Property shall be determined in accordance with United States Patent law (or, if the jurisdiction in which patent or other protection is being sought does not permit the application of United States Patent law to identify the inventor, then in accordance with the applicable law in that jurisdiction).

     (c) COVENANTS OF THE COMPANY. With respect to the prosecution and maintenance by the Company of any Patentable HD Intellectual Property pursuant to SECTION 9(b) of this Agreement, the Company hereby agrees to promptly (i) give all notices required by, and comply with all other requirements of, applicable law to preserve the Parties' rights in such Patentable HD Intellectual Property as appropriate; (ii) prepare, file, prosecute and maintain, as applicable, the appropriate filings to protect the Parties' rights in such Patentable HD Intellectual Property; (iii) provide the Foundation with a copy of any provisional patent application or patent application filed claiming such Patentable HD Intellectual Property; (iv) provide the Foundation with copies of all correspondence and other documents relating to the prosecution and maintenance of such Patentable HD Intellectual Property that come into the possession or control of the Company; and
          (v) such other documents and information related to such Patentable HD Intellectual Property as the Foundation may reasonably request and the Company can provide without incurring unreasonable cost and expense.

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     (d)  PATENT EXPENSES. The Parties hereby agree that all out-of-pocket costs and expenses (including attorneys' fees and government filing fees) incurred by the Company to prepare, file, prosecute and maintain the appropriate filings to protect the Parties' rights in any Patentable
          HD Intellectual Property ("PATENT EXPENSES") will be shared equally by the Parties. The Company shall submit invoices (including all relevant receipts) for all such Patent Expenses to the Foundation on a monthly basis or as invoices in respect of Patent Expenses are received from third parties. Each invoice shall be paid by the Foundation within 30 days of the receipt of such invoice from the Company for such Patent Expenses.

     (e)  DISCLAIMER OF INTEREST IN PATENTABLE HD INTELLECTUAL PROPERTY.

          (i) DISCLAIMER NOTICE. With respect to any Patentable HD Intellectual Property, either Party may, at any time, disclaim its interest in such Patentable HD Intellectual Property and elect to cease to bear its share of the Patent Expenses in respect of such Patentable HD Intellectual Property by providing notice of such election ("PATENTABLE HD INTELLECTUAL PROPERTY DISCLAIMER NOTICE") to the other Party; provided, however, the disclaiming Party shall remain liable for is share of all Patent Expenses incurred or committed to through the date the non-disclaiming party receives the Patentable HD Intellectual Property Disclaimer Notice. The Company shall be deemed to have disclaimed its interest in any Patentable HD Intellectual Property that is the subject of a Foundation Patent Filing Notice if the Company fails to comply with the obligations set forth in SECTION 9(c) of this Agreement with respect to such Patentable HD Intellectual Property.

          (ii) EFFECT OF DISCLAIMER NOTICE. In the event that a Patentable HD Intellectual Property Disclaimer Notice is delivered by either Party in respect of Patentable HD Intellectual Property: (A) the disclaiming Party shall promptly assign its ownership interest in such Patentable HD Intellectual Property to the non-disclaiming Party without consideration; (B) except as set forth in SECTION 9(e)(i) above, as of the date of the receipt of such Patentable HD Intellectual Property Disclaimer Notice by the non-disclaiming Party, the disclaiming Party shall no longer be responsible for its share of the Patent Expenses in respect of such Patentable HD Intellectual Property; (C) except as set forth in SECTION 9(e)(i) above, as of the date of the receipt of such Patentable HD Intellectual Property Disclaimer Notice by the non-disclaiming Party, the non-disclaiming Party shall be solely responsible for all Patent Expenses in respect of such Patentable HD Intellectual Property; (D) except as expressly set forth in SECTION 10(e) of this Agreement, the disclaiming Party shall have no further rights to such Patentable HD Intellectual Property; and (E) the disclaiming

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                 Party hereby agrees at any time during and after the term of this Agreement to cooperate with the non-disclaiming Party without consideration but at the expense of the non-disclaiming Party in preparing, filing, prosecuting and maintaining, as applicable, the appropriate filings to protect the non-disclaiming Party's rights in such Patentable HD Intellectual Property, including obtaining execution by its employees of any documents necessary in connection with such activities. Each of the Parties hereby agrees to use reasonable efforts to keep the other Party advised of its deliberations regarding its determinations as to electing to disclaim its interest in any Patentable HD Intellectual Property.

     (f)  INFRINGEMENT OR MISAPPROPRIATION OF HD INTELLECTUAL PROPERTY.

          (i) INFRINGEMENT OR MISAPPROPRIATION OF HD INTELLECTUAL PROPERTY BY THIRD PARTIES. Each Party hereby agrees to promptly notify the other Party in writing of any alleged or threatened infringement or misappropriation of any HD Intellectual Property by a third party of which it becomes aware. In connection with any such alleged or threatened infringement or misappropriation, the Parties hereby agree to confer and take such action and allocate expenses and recoveries in such manner as they may mutually agree. Neither Party shall settle a claim brought against a third party in respect of such infringement or misappropriation without the consent of the other Party.

          (ii) INFRINGEMENT OR MISAPPROPRIATION CLAIMS BY THIRD PARTIES RELATED TO HD INTELLECTUAL PROPERTY. Each Party hereby agrees to notify the other party in writing if any third party alleges that any HD Intellectual Property infringes or misappropriate such third party's Intellectual Property rights. In connection with any such alleged infringement or misappropriation, the Parties hereby agree to confer and take such action and allocate expenses in such manner as they may mutually agree. Neither Party shall settle a claim brought by a third party in respect of such infringement or misappropriation without the consent of the other Party.

10.  LICENSES.

     (a) COMMERCIALIZATION OF HD INTELLECTUAL PROPERTY; RESERVATION OF RIGHTS REGARDING HD INTELLECTUAL PROPERTY.

          (i) COMMERCIALIZATION OF HD INTELLECTUAL PROPERTY. The Parties hereby agree that neither Party shall (A) except as expressly permitted by SECTION 10(a)(ii)(A), SECTION 10(a)(ii)(C) or
                 SECTION 10(a)(ii)(D) of this Agreement, use or otherwise exploit any HD Intellectual Property for any use or purpose or
                 (B) except as expressly

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                 permitted by SECTION 10(a)(ii)(B), SECTION 10(a)(ii)(C) or
                 SECTION 10(a)(ii)(E) of this Agreement, grant any license of any HD Intellectual Property for any use or purpose. The Parties hereby further agree that, except as expressly permitted by SECTION 10(a)(ii) of this Agreement, the use or other exploitation of any HD Intellectual Property (other than any HD Intellectual Property Diagnostic or Tool outside the HD Field of Use) by either of the Parties or a third party for uses other than Research and Development shall only be done pursuant the grant of a commercial license (any such license shall hereinafter be referred to as a "COMMERCIAL LICENSE") pursuant to a license agreement executed by each of the Parties.

          (ii)   RESERVATION OF RIGHTS BY THE PARTIES TO GRANT CERTAIN LICENSES.

                 (A) COMPANY'S RIGHT TO USE HD INTELLECTUAL PROPERTY. The Company hereby reserves the right to use any HD Intellectual Property for all uses and purposes relating to Research and Development.

                 (B) COMPANY'S RIGHT TO GRANT RESEARCH AND DEVELOPMENT LICENSES. The Company hereby reserves the right to grant non-exclusive licenses throughout the world in respect of any HD Intellectual Property for all uses and purposes relating to Research and Development.

                 (C) COMPANY'S RIGHT TO USE AND GRANT COMMERCIAL LICENSES IN RESPECT OF HD INTELLECTUAL PROPERTY DIAGNOSTICS OR TOOLS. The Company hereby reserves the right to (1) use any HD Intellectual Property Diagnostic or Tool for all uses and purposes outside the HD Field of Use and (2) grant commercial licenses throughout the world in respect of any HD Intellectual Property Diagnostic or Tool for all uses and purposes outside of the HD Field of Use.

                 (D) FOUNDATION'S RIGHT TO USE HD INTELLECTUAL PROPERTY. The Foundation hereby reserves the right to use any HD Intellectual Property for all uses and purposes relating to HD Research and Development.

                 (E) FOUNDATION'S RIGHT TO GRANT HD RESEARCH AND DEVELOPMENT LICENSES. The Foundation hereby reserves the right to grant non-exclusive licenses throughout the world in respect of any HD Intellectual Property for all uses and purposes relating to HD Research and Development.

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     (b)  CONSULTATIONS BETWEEN THE COMPANY AND THE FOUNDATION REGARDING
          COMMERCIAL LICENSES; EXCLUSIVE RIGHT TO NEGOTIATE; THIRD PARTY PROPOSALS.

          (i) GOOD FAITH CONSULTATIONS. The Parties hereby agree to consult, and work in partnership, with each other in accordance with the provisions of this SECTION 10 concerning the grant of any Commercial License. With respect to any decision regarding the granting of any Commercial License, the Parties hereby further agree to (A) act in good faith and on a responsive basis and
                 (B) make such decision on a reasonable basis using the principles and guidelines set forth in SECTION 10(c) of this Agreement.

          (ii) EXCLUSIVE RIGHT TO NEGOTIATE A COMMERCIAL LICENSE. The Parties hereby agree that the Company shall have an exclusive first right to negotiate with the Foundation to obtain for itself each Commercial License. Such exclusive right to negotiate shall extend for a period of 90 days beginning on the date either Party notifies the other Party in writing of its desire to initiate the process for the granting of a Commercial License; provided, however, no such notice may be given in respect of such Commercial License prior to the earlier to occur of (A) the mutual agreement of the Parties, (B) with respect to any compound combination, the date on which all data reasonably necessary to permit the filing of investigational new drug application ("IND") with the United States Food and Drug Administration (the "FDA") is available and (C) the fourth anniversary of the Effective Date. During such 90-day period, the Parties hereby agree to negotiate with each other under the principles and guidelines set forth in SECTION 10(b) and
                 SECTION 10(c). If, upon the expiration of such 90-day period, the Parties have not reached an agreement to grant such Commercial License to the Company, the Parties may submit alternative proposals for such Commercial License for consideration in accordance with this SECTION 10.

          (iii) RIGHT TO MAKE PROPOSAL REGARDING THE GRANTING OF A COMMERCIAL LICENSE.

                 (A) Subject to SECTION 10(b)(ii), the Parties hereby agree (1) that either Party may submit to the Parties for their consideration under this SECTION 10 a proposal for the granting of a Commercial License and (2) to consult and make a determination regarding the granting of a Commercial License in respect of such proposal in accordance with the provisions of this SECTION 10.

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                 (B)  if (1) the Parties are evaluating multiple proposals
                      (including one submitted by the Company pursuant to which the Company would be granted a Commercial License (the "COMPANY PROPOSAL")) to determine whether or not the principles and guidelines set forth in this SECTION 10 for the granting of a Commercial License have been satisfied and (2) more than one of such proposals (including the Company Proposal) satisfies the principles and guidelines set forth in this SECTION 10 on an equivalent basis, the Foundation hereby agrees to accept the Company Proposal and agrees to grant a Commercial License to the Company in accordance with this SECTION 10.

     (c)  PRINCIPLES AND GUIDELINES FOR GRANTING COMMERCIAL LICENSES.

          (i) FUNDAMENTAL PRINCIPLES AND GUIDELINES. The Parties hereby agree that a Commercial License shall be granted if and only if the Parties mutually agree that the granting of such Commercial License is reasonably likely to:

                 (A) maximize the impact on the health and well-being of Huntington's disease patients;

                 (B) maximize the availability of diagnostic or therapeutic products to Huntington's disease patients; and

                 (C) maximize the speed of which diagnostic or therapeutic products are available to Huntington's disease patients.

          (ii) AVAILABILITY OF PRODUCTS AS PRIMARY FACTOR FOR GRANTING COMMERCIAL LICENSES. Subject to SECTION 10(c)(iii), if (A) the Parties are evaluating multiple proposals (including a Company Proposal) for the granting of a Commercial License, (B) more than one of the proposals satisfies the principles and guidelines set forth in this SECTION 10 (other than (1) the proposed economic terms and (2) the proposed time frame for making the diagnostic or therapeutic product which is to be the subject of such Commercial License available to Huntington's disease patients) on an equivalent basis; and (C) one of the proposals sets forth a time frame for making the diagnostic or therapeutic product which is to be the subject of such Commercial License available to Huntington's disease patients that is substantially shorter than those set forth in the other proposals being considered by the Parties, the Parties hereby agree that the proposal setting forth such substantially shorter time frame shall be accepted by the Parties and a Commercial License granted to the entity making such proposal even if the economic terms of such proposal are

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                 substantially less than those set forth in the other proposals being considered by the Parties.

          (iii) COMMERCIAL LICENSE AGREEMENT TERMS AND CONDITIONS. In addition to the principles and guidelines set forth in SECTION 10(c)(i) and SECTION 10(c)(ii) of this Agreement, the Parties hereby further agree that a Commercial License shall be granted if and only if the Parties mutually agree that the terms and conditions of the license agreement in respect of such Commercial License incorporates the following terms, principles and guidelines:

                 (A) reasonable performance milestones and a demonstrated capacity of the licensee to be able to meet those milestones; and

                 (B) reasonable business and other terms and conditions that are in keeping with the then existing market standards for agreements of such type and nature in respect of similar technology and in similar disease indications.

     (d) RESOLUTION OF DISPUTES REGARDING THE GRANTING OF COMMERCIAL LICENSES. If the Parties do not reach a mutual agreement regarding the granting of a Commercial License in respect of a proposal for the granting of a Commercial License submitted by either of the Parties for their consideration in accordance with the provisions of this SECTION 10, the Parties hereby agree that the resolution of such disagreement shall be determined in accordance with the dispute resolution procedures set forth in SECTION 26 of this Agreement.

     (e) RESERVATION OF NON-EXCLUSIVE LICENSES OF DISCLAIMED PATENTABLE HD INTELLECTUAL PROPERTY.

          (i) RESERVATION OF NON-EXCLUSIVE LICENSE BY THE FOUNDATION. With respect to each patent (including (A) any patent application, divisional, continuation, continuation-in-part, substitute, renewal, reexamination, extension or reissue in respect of such patent or (B) any intellectual property rights claimed in respect of such patent) claiming Patentable HD Intellectual Property which the Foundation has disclaimed its interest pursuant to SECTION 9(e) of this Agreement, the Foundation hereby reserves a non-exclusive, paid-up, irrevocable, perpetual license throughout the world for all purposes relating to HD Research and Development including a license to
                 (1) make, have made, use and have used products or processes resulting from such Patentable HD Intellectual Property, (2) practice and have practiced such Patentable HD Intellectual Property and (3) use and have used the Confidential Information relating to such Patentable HD Intellectual Property. The foregoing

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                 license (a) shall be for all purposes and activities relating to HD Research and Development only, (b) shall not include any right to sell (including any transfer of services or products made using intellectual property rights, whether or not for consideration, other than a transfer of services or products solely for research and development purposes without fee or profit), (c) shall not be subject to royalties or other fees and (d) shall include the right to grant sublicenses on the same terms; provided, that, such sublicense (i) is granted without payment of royalties, other fees or profit and (ii) prohibits the sublicensee from granting sublicenses.

          (ii) RESERVATION OF NON-EXCLUSIVE LICENSE BY THE COMPANY. With respect to each patent (including (A) any patent application, divisional, continuation, continuation-in-part, substitute, renewal, reexamination, extension or reissue in respect of such patent or (B) any intellectual property rights claimed in respect of such patent) claiming Patentable HD Intellectual Property which the Company has disclaimed its interest pursuant to SECTION 9(e) of this Agreement, the Company hereby reserves a non-exclusive, paid-up, irrevocable, perpetual license throughout the world for all purposes relating to Research and Development including a license to (1) make, have made, use and have used products or processes resulting from such Patentable HD Intellectual Property, (2) practice and have practiced such Patentable HD Intellectual Property and (3) use and have used the Confidential Information relating to such Patentable HD Intellectual Property. The foregoing license (a) shall be for all purposes and activities relating to Research and Development only, (b) shall not include any right to sell (including any transfer of services or products made using intellectual property rights, whether or not for consideration, other than a transfer of services or products solely for research and development purposes without fee or profit), (c) shall not be subject to royalties or other fees and (d) shall include the right to grant sublicenses on the same terms; provided, that, such sublicense (i) is granted without payment of royalties, other fees or profit and (ii) prohibits the sublicensee from granting sublicenses.

11. NON-ASSERT COVENANT. So long as the Parties are in compliance with the terms and conditions of this Agreement, each of the Parties hereby undertakes not to bring any action or assist others in bringing any action, and undertakes to ensure, by contract or otherwise, that its licensees and assignees of any HD Intellectual Property or Non-HD Intellectual Property will not bring any action or assist others in bringing any action, against the Foundation, its licensees or assignees of any HD Intellectual Property or any other person on the ground that the practice or use, as the case may be, of any HD Intellectual Property for any purpose or activity relating to HD Research and Development infringes or misapropriates the

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     proprietary rights of such Party, its licensees or assignees in any HD
     Intellectual Property or Non-HD Intellectual Property.

12. LICENSES TO COMPANY BACKGROUND INTELLECTUAL PROPERTY; SCOPE OF LICENSE TO USE COMPANY BACKGROUND INTELLECTUAL PROPERTY.

     (a) LICENSES TO COMPANY BACKGROUND INTELLECTUAL PROPERTY. To the extent it has the legal right to do so, the Company hereby agrees, upon the request of the Foundation and subject to the provisions of this
          SECTION 12, SECTION 14 and SECTION 26, to grant to the Foundation (or a third party designated by the Foundation) a non-exclusive, paid-up, license throughout the world to use the Company Background Intellectual Property to the extent necessary to enable the Parties to commercially exploit the HD Intellectual Property in accordance with the terms of this Agreement. In clarification of the foregoing, the Foundation acknowledges and understands (i) the sensitive nature of the Company Background Intellectual Property and (ii) the extent to which the Company seeks to protect Company Background Intellectual Property and confidential information. Therefore, the Foundation hereby agrees that the Company shall not be required to grant a license pursuant to this SECTION 12 in connection with the commercial exploitation of any HD Intellectual Property if a commercially reasonable alternative method is available for a third party to commercially exploit such HD Intellectual Property.

     (b) SCOPE OF LICENSE TO USE COMPANY BACKGROUND INTELLECTUAL PROPERTY. To the extent the Company is required to grant a non-exclusive license pursuant to this SECTION 12, the Parties hereby agree that such a license shall only be granted to the limited extent actually necessary to commercially exploit the HD Intellectual Property and for no other purpose, including, but not limited to, (i) discover or identify other drug candidates or (ii) explore other materials or compounds in an effort to discover a competitive therapeutic to treat Huntington's disease. The Parties further agree that any such license shall (A) contain appropriate and reasonable restrictions under the circumstances designed to safeguard the integrity and proprietary nature of the Company Background Intellectual Property and (B) be for a term no longer than is necessary to commercially exploit the HD Intellectual Property.

     (c) RESOLUTION OF DISPUTES RELATING TO LICENSES OF COMPANY BACKGROUND INTELLECTUAL PROPERTY. In the event a dispute arises under this
          SECTION 12, and the matter is referred to an arbitrator pursuant to the terms of this Agreement, the arbitrator shall be given mutual instructions by the Parties that the provisions of this SECTION 12 are to be strictly construed and limited in order to adequately and appropriately protect the Company Background Intellectual Property.

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13.  REVENUE SHARING.

     (a) AGREEMENT TO SHARE REVENUE. The Parties hereby agree that all revenue ("REVENUE") received by either of the Parties from the grant of any Commercial License of any HD Intellectual Property (other than HD Intellectual Property which has been disclaimed by one of the Parties pursuant to SECTION 9(e) of this Agreement) to a third party shall be distributed as follows:

          (i) First, to the Foundation until an amount equal to the aggregate amount of payments required to be made by the Foundation to the Company (including any milestone payments actually paid to the Company by the Foundation), under this Agreement has been distributed to the Foundation;

          (ii) Second, provided that the initial regulatory approval to sell a therapeutic product which provides a benefit to Huntington's disease patients has been granted by the appropriate regulatory authority, to the Company until an amount equal to the amount distributed to the Foundation pursuant to SECTION 13(a)(i) has been distributed to the Company; and

          (iii)  Thereafter, equally to the Foundation and the Company.

     (b) REVENUE SHARING NOT APPLICABLE TO REVENUE FROM COMMERCIAL LICENSING WHERE THE COMPANY IS THE LICENSEE. The Parties hereby agree that this
          SECTION 13 shall not apply to any Revenue received by either of the Parties in respect of a Commercial License of any HD Intellectual Property where the Company is the licensee of the interests of the Foundation in such HD Intellectual Property.

                CONFIDENTIAL INFORMATION; PUBLICITY; PUBLICATION

14. CONFIDENTIAL INFORMATION. For the purposes of this Agreement, the term "CONFIDENTIAL INFORMATION" shall mean (a) this Agreement, (b) the Results and (c) all information provided by one Party (the "DISCLOSING PARTY") to another Party (the "RECEIVING PARTY") that is clearly identified as "Confidential" by the Disclosing Party at the time of disclosure. If such transmittal occurs orally, the Disclosing Party will promptly reduce such transmittal to writing, mark and identify it as confidential, and provide such record to the Receiving Party. Specifically excepted from Confidential Information is all information that: (i) was previously known by the Receiving Party other than by reason of disclosure by the Disclosing Party;
     (ii) is publicly disclosed except by breach of this Agreement either prior to or subsequent to the Receiving Party's receipt of such information;
     (iii) is rightfully received by the Receiving Party from a third party without an express obligation of confidence to the Disclosing Party; (iv) is independently developed by the Receiving Party without use or reliance upon Confidential Information provided by the Disclosing Party; (v) is disclosed

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     pursuant to any applicable federal, state, local, or international law, or any judicial or government request, requirement or order, provided that the Receiving Party takes reasonable steps to provide the Disclosing Party with sufficient prior notice in order to allow the Disclosing Party to contest such request, requirement or order; or (vi) was provided by the Disclosing Party more than five years prior to disclosure by the Receiving Party.

15. CONFIDENTIALITY. The Receiving Party shall not disclose any Confidential Information without written authorization from the Disclosing Party, except
     (a) the Foundation may disclose Confidential Information to the extent expressly permitted by the terms and conditions of SECTION 6 of this Agreement; (b) the Foundation may disclose Confidential Information in furtherance of the any license contemplated in SECTION 10 of this Agreement, provided that the Foundation imposes a corresponding obligation of confidentiality on the third party receiving such Confidential Information; (c) the Company may disclose Confidential Information to the extent expressly permitted by the terms and conditions of SECTION 16 of this Agreement; and (d) either Party may disclose Confidential Information to the extent expressly permitted by the terms and conditions of SECTION 17 of this Agreement.

16.  PUBLICATION.

     (a) DEFINITIONS. For the purposes of this Agreement, the term "PUBLISH" means (i) to publish in a peer reviewed scientific journal of general circulation; (ii) present at a scientific meeting and "PUBLICATION" has a corresponding meaning; or (iii) to disseminate, discuss or otherwise make publicly available outside of the High Q Research Group the Results or details regarding the Research Project.

     (b) EXCLUSIVE RIGHT TO PUBLISH. The Company shall have (i) the sole and exclusive right to Publish Results and (ii) the sole and final authority over any and all decisions related to Publication of Results. The Company hereby agrees to provide appropriate acknowledgement of the Foundation's support of, and contribution to, the Research Project in any Publication of the Results.

     (c) NOTICE OF PLANNED PUBLICATION OR OTHER PUBLIC DISCLOSURE BY THE RESEARCHER; FOUNDATION'S RIGHT OF REVIEW PRIOR TO PUBLICATION OR OTHER PUBLIC DISCLOSURE BY THE COMPANY. The Company shall provide the Foundation with a copy of any manuscript, abstract or presentation containing or based upon any Results for the Foundation's review and comment pursuant to this SECTION 16(c) prior to the submission to a journal for review for Publication or other public disclosure of such manuscript, abstract or presentation. The Foundation shall have a period (the "PUBLICATION REVIEW PERIOD") of 60 days (unless a shorter period is required by any regulatory or governmental entity but in no event less than 20 days), following the receipt of a proposed manuscript or an abstract or

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          presentation in which to review and comment on the proposed manuscript, abstract or presentation, as the case may be. In the event the Foundation identifies in writing information in any such manuscript, abstract or presentation which could reasonably be expected to adversely affect potential intellectual property rights associated with the Results, the Company shall either remove such information from such manuscript, abstract or presentation or delay the Publication or other public disclosure until appropriate steps, reasonably satisfactory to the Foundation, have been taken by the Company to protect the intellectual property rights. If there are any changes made to any proposed manuscript, abstract or presentation that has previously been provided to the Foundation which could reasonably be expected to adversely affect potential intellectual property rights associated with the Results, (1) the Company shall provide the Foundation with a copy of such revised manuscript, abstract or presentation and (2) the review and comment rights provided to the Foundation under this SECTION 16(c) shall apply to such revised manuscript, abstract or presentation.

17. PUBLICITY. No Party shall use the name, trademarks, logos, physical likeness or other symbol of another Party (or their employees) for any marketing, advertising, public relations or other purposes without the prior written consent of an authorized representative of the affected Party, except that (a) either Party may make reference to the Foundation's support of the Research Project, provided that, in any such reference, the relationship of the Parties shall be accurately and appropriately described and (b) either Party may disclose, without the other Party's approval, (i) the existence of this Agreement; (ii) a general summary of the subject matter of the Research Project; (iii) the aggregate dollar amount of financial support to be provided under this Agreement; and (iv) any specific terms of this Agreement that are a matter of public record except by breach of this Agreement. All press releases shall be jointly issued.

                                    COVENANTS

18. COVENANTS. Each of the Company, and where expressly applicable, the Foundation, hereby agrees to each of the following:

     (a) COMPLIANCE WITH LAW. The Research Project will be conducted in compliance with all applicable federal, state, local, international, health authority and institutional laws, rules, regulations, orders and guidelines.

     (b) USE OF FUNDS. All funds provided to the Company by the Foundation under this Agreement shall be used for the Research Project in accordance with this Agreement and for no other purposes.

     (c) REPORTS; DISCLOSURE OF INFORMATION. The Company will provide the Foundation with interim written reports at least every six months and a final written report on the status and progress of the Research Project,

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          including an analysis of milestones achieved. Each such report shall include a copy of all Results and underlying data and each such report shall be treated as Confidential Information. Each Party agrees to provide to the other Party all information which may at any time come into the possession of such Party which relates to any compound combination evaluated in the course of the conduct or performance of the Research Project.

     (d) AUDIT; ACCESS. At reasonably convenient times and dates, (i) the Foundation and its representatives shall have the right to audit the Company's compliance with this Agreement and (ii) the Company will provide the Foundation and its representatives with reasonable access to the Research Project facilities, data and personnel in order to assess the progress of the Research Project.

     (e) RESEARCH TEAM. The Research Project shall only be conducted by individuals who have agreed to assign any rights they may acquire in any resulting Intellectual Property to the Company so that the Company may perform its obligations under this Agreement. The Company shall cause any such individual to assign any such Intellectual Property to the Company so that the Company may perform its obligations under this Agreement. Any person participating in the Research Project at the request of the Foundation shall assign any rights they may acquire in any resulting Intellectual Property to the Foundation.

     (f) LICENSES AND APPROVALS. The Company has obtained all, and will obtain all, future, licenses, permits, consents and other approvals necessary for the Company to perform its obligations and convey the rights granted under this Agreement.

     (g) CONFLICTING OBLIGATIONS. The Company has not granted any right or entered into any agreement or understanding that conflicts with the Company's obligations or the Foundation's rights under this Agreement. The Company will not grant any right and will not enter into any agreement or understanding that conflicts with the Company's obligations or the Foundation's rights under this Agreement. The Foundation has not granted any right or entered into any agreement or understanding that conflicts with the Foundation's obligations or the Company's rights under this Agreement. The Foundation will not grant any right and will not enter into any agreement or understanding that conflicts with the Foundation's obligations or the Company's rights under this Agreement.

     (h) REQUIRED THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. The Company and the Foundation shall consult with each other in order to facilitate the licensing by the Company of any intellectual property rights of any third party (the "REQUIRED THIRD PARTY INTELLECTUAL PROPERTY RIGHTS") that must be licensed by the Company to use a reagent, cell line, compound or other materials

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          necessary for the Company to conduct or perform the Research Project.
          The Foundation shall reimburse the Company for the out-of-pocket costs of licensing any Required Third Party Intellectual Property Rights provided the terms and conditions upon which such Required Third Party Intellectual Property Rights are to be licensed are approved in writing by the Foundation. The Foundation hereby acknowledges and agrees that the Company is not obligated to conduct or perform the Research Project using any reagent, cell line, compound or other material if, in the Company's reasonable determination, the Company does not have a valid license or other right to use such reagent, cell line, compound or other material to conduct or perform the Research Project.

     (i) INTELLECTUAL PROPERTY. The Company owns or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or other permission, all Company Background Intellectual Property existing as of the date hereof. Except for the Required Third Party Intellectual Property Rights, the Company Background Intellectual Property existing as of the date hereof constitutes all Intellectual Property necessary or useful to conduct and perform the Research Project and the other obligations of the Company under this Agreement. The Company will not interfere with, infringe upon, violate, misappropriate or otherwise come into conflict with any Intellectual Property rights of any third party in the conduct and performance of the Research Project.

     (j) FURTHER ASSURANCES. Each Party shall execute such further documents, instruments, licenses and assurances and take such further actions as the other Party may reasonably request from time to time to better enable the other Party to exercise its rights under this Agreement and/or to confirm the terms and conditions of this Agreement.

                                    PAYMENTS

19. PAYMENTS. Subject to the terms and conditions of this Agreement, payments will be remitted to the Company at the address set forth in SECTION 24 of this Agreement.

                    TERM; TERMINATION; EFFECT OF TERMINATION

20. DEFINITION. For the purposes of this Agreement, the term "BANKRUPTCY EVENT" shall mean the (a) making of a general assignment for the benefit of creditors by the an entity; (b) filing of any petition by an entity or the commencement of any proceeding voluntarily by an entity for any relief under any bankruptcy or insolvency laws or any law relating to the relief of debtors; (c) consent by an entity to the entry of an order in an involuntary bankruptcy or insolvency case; (d) entry of an order or decree for relief against an entity by a court of competent jurisdiction in an involuntary case under any bankruptcy or insolvency laws or any law relating to the relief of debtors, which order or decree is unstayed and in effect for a period of sixty (60) consecutive days; (e) appointment, with or without

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     the consent of an entity, of any receiver, liquidator, custodian, assignee, trustee, sequestrator or other similar official of an entity or any substantial part of its property; or (f) admission by an entity in writing of its inability to pay its debts generally as they become due.

21. TERM; TERMINATION OF CERTAIN PROVISIONS; EFFECT OF TERMINATION OF CERTAIN PROVISIONS.

     (a) TERM. The term of this Agreement shall commence on the date hereof and shall continue in effect until terminated (in whole or in part) in accordance with the terms hereof or by the mutual written agreement of the Parties.

     (b) TERMINATION OF CERTAIN PROVISIONS BY THE FOUNDATION. The Foundation may, by giving notice to the Company, elect to terminate each of the provisions specified in SECTION 21(e)(i) of this Agreement and discontinue the Research Project upon the occurrence and continuation of any of the following events:

          (i) CHANGE IN RESEARCH PROJECT. The Company gives a Change of Circumstances Notice to the Foundation.

          (ii) INTERRUPTION. The Research Project is interrupted for more than 90 consecutive days at any time or for more than 120 days in any 12 month period.

          (iii) SATISFACTION OR ACHIEVEMENT OF SCIENTIFIC MILESTONES. If (A) the Company does not satisfy or achieve each of the Scientific Milestones on or before the date such Scientific Milestone was to be satisfied or achieved or (B) the Company does not complete the screening required by Phase 2B of the Research Project within 39 months of the Effective Date; provided, however, the date of termination in respect of the termination of this Agreement by the Foundation due to the occurrence of the circumstances described in this SECTION 21(b)(iii) shall be 30 days following the receipt by the Company of a notice of termination from the Foundation delivered in accordance with this Agreement.

          (iv) BREACH OF THIS AGREEMENT. If the Company (A) materially breaches any representation or warranty given by it under this Agreement or (B) defaults in the performance of any of its obligations under this Agreement and such breach or default is not remedied within 45 days of the receipt by the Company of notice of such breach or default from the Foundation.

          (v)    BANKRUPTCY EVENT. The Company becomes subject to a Bankruptcy
                 Event.

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     (c)  TERMINATION OF CERTAIN PROVISIONS BY THE COMPANY. The Company may, by
          giving notice to the Foundation, elect to terminate each of the provisions specified in SECTION 21(e)(i) of this Agreement and discontinue the Research Project upon the occurrence and continuation of any of the following events:

          (i) BREACH OF THIS AGREEMENT. If the Foundation (A) materially breaches any representation or warranty given by it under this Agreement or (B) defaults in the performance of any of its obligations under this Agreement and such breach or default is not remedied within 45 days of the receipt by the Foundation of notice of such breach or default from the Company.

          (ii) BANKRUPTCY EVENT. The Foundation becomes subject to a Bankruptcy Event.

     (d) FACILITATION OF CONTINUED RESEARCH. Upon any termination of this Agreement, if requested by the Foundation, the Company will use its commercially reasonable efforts to facilitate the continuance of the Research Project elsewhere. For clarification purposes, for purposes of this SECTION 21(d), "commercially reasonable efforts" shall mean that the Company will (i) take the actions necessary to transfer the research information and data, inventory, copies of notebooks, compound libraries and the like to the Foundation (or such third party as directed by the Foundation) and (ii) participate in telephone and in-person discussions at mutually convenient and agreed upon times and places.

     (e)  EFFECT OF TERMINATION OF CERTAIN PROVISIONS.

          (i) TERMINATION OF SPECIFIED PROVISIONS; SURVIVAL OF REMAINING PROVISIONS. Immediately upon an election by the Foundation pursuant to SECTION 21(b) of this Agreement or by the Company pursuant to SECTION 21(c) of this Agreement, each of any termination of this Agreement, SECTION 2, SECTION 3(a), SECTION 4 and SECTION 19 shall immediately terminate and have no further force or effect. The Parties hereby acknowledge and agree that in the event of the termination of the provisions specified in this SECTION 21(e)(i), all other sections and provisions of this Agreement shall survive indefinitely and remain in full force and effect.

          (ii) EFFECT OF TERMINATION. The Parties hereby acknowledge and agree that in the event of the termination of the provisions specified in this SECTION 21(e)(i) of this Agreement shall not
                 (A) relieve any Party then in breach of this Agreement for any liabilities to the other Party in respect of such breach or (B) relieve either Party from any of the obligations such Party may have under any of the

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                 sections or provisions of this Agreement that expressly survive any termination of this Agreement.

                                  MISCELLANEOUS

22. INDEPENDENT CONTRACTOR. The Company is acting as an independent contractor and not an agent, joint venturer or partner of the Foundation.

23. INDEPENDENT RESEARCH. Nothing in this Agreement shall be construed to limit the freedom of the Company to engage in similar inquiries made independently under other contracts or agreements with parties other than the Foundation.

24. NOTICES. Any notice required or permitted to be given by this Agreement shall be in writing and shall be delivered by personal delivery, facsimile (provided the sender has evidence of successful transmission) or next day courier service. Any notice so delivered shall be deemed to be given, delivered and received, if delivered by personal delivery, on the day of delivery and if delivered by facsimile or courier service, on the day following dispatch. All such notices are to be given or made to the Parties at the following addresses (or to such other address as any Party may designate by a notice given in accordance with the provisions of this section):

     If to the Foundation to:

     CHDI, Inc.
     c/o MRSSI, Inc.
     350 Seventh Avenue, Suite 601
     New York, NY 10001
     Attention: Ruth Basu
     Telephone: 212-239-9300 x202
     Fax: 212-239-2101

     If to Company to:

     CombinatoRx, Incorporated
     650 Albany Street
     Boston, MA 02118
     Attention: Daniel Grau, Vice-President
     Telephone: 617-425-7022
     Fax: 617-425-7010

25.  INDEMNITY.

     (a) The Foundation shall indemnify the Company, including, as applicable, its directors, officers, employees and agents, against any and all losses, costs and damages (including reasonable legal fees) suffered by the Company (and/or such other related persons) as a result of the Foundation's negligence, willful misconduct or breach of this Agreement.

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     (b)  The Company shall indemnify the Foundation, including, as applicable, its members, directors, officers, employees and agents, against any and all losses, costs and damages (including reasonable legal fees) suffered by the Foundation (and/or such other related persons) as a result of the Company's negligence, willful misconduct or breach of this Agreement.

26. ALTERNATIVE DISPUTE RESOLUTION. If a dispute arises out of or relates to this Agreement (including any notice delivered in accordance with this Agreement), or breach thereof, the Parties agree first to try in good faith to settle such dispute, failing which such dispute shall be settled by a single arbitrator in an arbitration in New York, NY administered by JAMS under its Comprehensive Arbitration Rules and Procedures. The Parties hereby agree that the arbitrator shall be instructed by each of the Parties that (a) that this Agreement is to be narrowly construed and interpreted and (b) the arbitrator shall not be entitled to award speculative or consequential damage or lost profits. The arbitrator's fees and expenses shall be shared equally by the Parties. Each Party shall be responsible for its own costs and expenses, including fees of witnesses, consultants, travel and attorneys' fees and disbursements. The award rendered by the arbitrator shall be final and binding on the Parties, and judgment on the award may be entered in any court having jurisdiction thereof if reasonably necessary for enforcement. The Parties agree that, notwithstanding anything to the contrary in such rules, any and all such proceedings shall be confidential. During the pendency of any arbitration proceeding hereunder, the Parties further agree that this Agreement shall remain in full force and effect and the Parties shall continue to fulfill and satisfy their respective obligations hereunder other than to the extent such obligation is the subject of such arbitration proceeding.

27. ASSIGNMENT. The Company may not assign this Agreement without the written consent of the Foundation, except to an entity (a) that acquires all or substantially all of the business of the Company (whether by sale of assets or stock or by merger) and (b) who agrees, in writing, to assume Company's obligations under this Agreement. The Company hereby agrees that any entity that acquires all or substantially all of the business of the Company (whether by sale of assets or stock or by merger) shall (i) acquire the Company's interest in the HD Intellectual Property and (ii) agree, in writing, to assume Company's obligations under this Agreement. The Foundation may assign this Agreement so long as the assignee expressly assumes in writing the Foundation's obligations in this Agreement.

28. INCORPORATION OF APPENDICES AND EXHIBITS; ENTIRE AGREEMENT; AMENDMENT. The appendices and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof. If anything in any appendix or exhibit attached to this Agreement conflicts with any terms or conditions set forth in the body of this Agreement, the terms and conditions set forth in the body of this Agreement shall control. This Agreement constitutes the entire agreement among the Parties relating to the Research Project and all prior understandings and agreements relating to the Research Project are superseded hereby. This Agreement may not be amended except by a document signed by the Company and the Foundation.

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29.  NO WAIVER. Any failure of a Party to enforce any provision of this
     Agreement shall not be deemed a waiver of its right to enforce such provision on any subsequent occasion. No waiver of any provision of this Agreement shall be valid unless it is in writing and is executed by the Party against whom such waiver is sought to be enforced. A waiver by any of the Parties of any provision of this Agreement will not be construed to be a waiver of any succeeding breach thereof or of any other provision of this Agreement.

30. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect.

31. INTERPRETATION; HEADINGS. The word "including" shall mean "including without limitation". All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Headings used in this Agreement are for convenience of reference only and are not intended to influence the interpretation hereof.

32. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

33. NO STRICT CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any of the Parties by virtue of the authorship of any of the provisions of this Agreement, however, the Agreement is to be strictly and narrowly construed.

34. COUNTERPARTS. This Agreement may be signed, including by facsimile signature, in two or more counterparts and each such counterpart will constitute an original document and such counterparts, taken together, will constitute the same instrument.

                                    * * * * *

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     In witness to the foregoing, the Parties have executed this Research
Agreement as of the date first written above.


FOUNDATION:


CHDI, Inc.

By:       /s/ Kenneth J. Slutsky
     -----------------------------------
     Name:    Kenneth J. Slutsky
     Title:   President
              Hereunto Duly Authorized


COMPANY:


CombinatoRx, Incorporated

By:       /s/ Alexis Borisy
     -----------------------------------
     Name:    Alexis Borisy
     Title:   President and Chief Executive Officer
              Hereunto Duly Authorized

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                                                                  EXECUTION COPY

                        APPENDIX A TO RESEARCH AGREEMENT

                        (DESCRIPTION OF RESEARCH PROJECT)

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                                                                  EXECUTION COPY

INTRODUCTION

GENERAL.

The goal of the Research Project is to rapidly discover novel combinations of therapeutics that will enter clinical trials for the prevention or slowing of the progression of Huntington disease. This Research Project description sets forth two different mechanistic approaches towards this goal: (a) the prevention of cytotoxicity in a cell-based model system and (b) the regulation of expanded huntingtin (htt) protein levels in cells from Huntington disease patients.

The Research Project shall be conducted in five distinct phases (each, a "PHASE") each of which shall be conducted over the specified period of time beginning once all Scientific Milestones have been satisfied and all Required Third Party Intellectual Property Rights necessary to conduct each such Phase have been acquired by, or on behalf of, the Company. The Phases of the Research Project are:

     -  Phase 1 - Assay Development and Optimization

           -   Phase 1A - Optimization of Assay 1

           -   Phase 1B - Development and Optimization of Assay 2

           -   Phase 1C - Development and Optimization of Assay 3

     -  Phase 2 - Primary Screening

           - Phase 2A - Determination of Single Agent Activities of Selected Compounds

           - Phase 2B - Combination Screening and Nomination of Compound Combinations for Secondary Screening

     -  Phase 3 - Secondary Screening

     -  Phase 4 - Pharmacokinetic, Pharmacodynamic and Toxicological Evaluation

     - Phase 5 - Demonstration of Efficacy of Active Combinations in an Huntington disease mouse model

Each Phase of the Research Project shall be conducted in accordance with the estimated time frames set forth in APPENDIX B. A detailed description of the specific research activities to be conducted during each Phase is set forth below.

The Company's Huntington disease Therapeutic Area Team comprising PhD and BS-level scientists will be responsible for assay development and optimization during Phase 1 of the Research Project and then interface with the screening and technology groups during Phases 2, 3 and 4 of the Research Project. The Research Project will be managed by a PhD level scientist and assisted by the Company's project management group. The broader Research Project team will include members of the Company's computational biology, informatics and new products groups, and later stages of the Research Project will involve the Company's IN VIVO pharmacology, bioanalytical and clinical development groups. The Research Project and the activities of the Research Project team shall be managed by the Research Committee.

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                                                                  EXECUTION COPY

The Foundation will provide funding to the Company to support the Research Project team consisting of the number of FTE's set forth in APPENDIX B representing all functions and expertise required to complete the Research Project (except IN VIVO efficacy studies which will be performed at Psychogenics, Inc. ("PSYCHOGENICS") or such other entity selected by the Foundation). During the Phase 1 of the Research Project, the Company will staff the research team with (a) at least one PhD scientist FTE, (b) at least one associate scientist FTE per mechanistic approach or assay type (1. cytotoxicity and 2. htt protein levels) and (c) one-half senior scientific management FTE. The transition to Phase 2 of the Research Project will require the addition of at least one screening technician FTE as well as one FTE from the screening core.

DEFINITIONS.

For the purposes of this Agreement, the following terms have the meanings set forth below:

     - "HIT" shall mean an entity that (a) displays a concentration-response relationship in the primary screen but not the counter assay, (b) has a purity of greater than 90% by LC/Mass Spec and (c) is a suitable candidate for further analysis.

     - "LEAD" shall mean a Hit that (a) displays a concentration-response relationship in selected secondary assays, (b) is blood brain barrier penetrable and (c) is deemed of high enough quality to be tractable for IN VIVO testing in animal models of Huntington disease.

     - "CANDIDATE" shall mean a Lead that (a) exhibits sufficient efficacy in predictive animal models of Huntington disease and (b) is suitable for first-in-man studies.

PHASE 1 - ASSAY DEVELOPMENT AND OPTIMIZATION

GENERAL.

Two expanded huntingtin-induced cell toxicity assays will be developed and optimized using different cell lines. The first cell toxicity assay ("ASSAY 1") will be optimized for high-throughput screening on the Company's platform ("HTS") using a cell line that is readily available. The second cell toxicity assay ("ASSAY 2") will be developed and optimized using a cell line which must be engineered and validated. A third assay ("ASSAY 3" and, together with Assay 1 and Assay 2, the "ASSAYS") will be developed and optimized using a high-content imaging system to measure htt protein levels.

The optimization of Assay 1 shall begin on the date upon which an immediately available cell line approved by the Research Committee is acquired by, or on behalf of, the Company. Subject to the successful optimization of Assay 1 by the Company and the approval of Assay 1 by the Research Committee, the Company will begin Phase 2 of the Research Project using Assay 1 while additional assays are being developed and optimized. pilot experiments in respect of Assay 2 shall begin on the date upon which cell lines and cDNA constructs approved by the Research Committee are acquired by, or on behalf of, the Company. The development and optimization of Assay 2 shall begin on the date human neuronal cell lines (E.G., TRex Flp-In neuroblastomas) approved by the Research Committee are acquired by, or on behalf of, the Company in order to create an inducible expression system with constructs for wild-type and expanded htt protein

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with variable glutamine repeat lengths. Assay 3, a high contect imaging assay to monitor expanded htt protein levels and/or the presence of htt-aggregates in Huntington disease patient derived cell lines, shall be developed and optimized in parallel to Assay 1 and 2 and shall begin on the date cell lines and htt specific antibodies approved by the Research Committee are acquired by, or on behalf of, the Company.

PHASE 1A - OPTIMIZATION OF ASSAY 1

GENERAL.

Assay 1 will be optimized using a readily available htt or expanded htt expressing cell line. Several htt and expanded htt expressing cell lines are available from the Huntington disease research community. These include full length wild type and expanded htt, and exon 1 wild type and expanded htt expressing cell lines, each with variable glutamine (Q) repeat lengths. These cell lines have existing protocols for htt-induced cytotoxicity. Examples of possible cell lines and protocols include:

     - Humanized N-terminal Exon 1, Q111, full length htt striatal cell lines derived from knock-in mice, chemical induced susceptibility assay (protocol: Macdonald, Harvard/MGH).

     - Tebufenozide-induced HttN90-Q103-GFP (exon1) in PC12 cells, viability measured by release of lactate dehydrogenase (protocol: Erik Schweitzer, UCLA)

     - Tebufenozide-induced HttN90-Q103-GFP (exon1) in PC12 cells, rescue from reduction of cell viability is measured with a cell viability dye, Alamar Blue (protocol: Brent Stockwell, Columbia Univ).

     - ST14A cells (rat embryonic striatal precursor made by Elena Cattaneo) induced to differentiate into striatal-like neurons with 39C and serum W/D and express HttN548-Q120 (HEAT domain 1 plus 157 AAs), rescue from reduction in cell viability is measured with a cell viability dye, calcein AM (protocol: Brent Stockwell, Columbia Univ).

     - HEK293 tet-induced HttN90-Q51 (exon1), rescue from cell toxicity measured by quantifying protein content of lysates (protocol: Erich Wanker, Max Delbruck Inst).

     - Muristerine A-induced expression of Htt-Q103-EGFP in PC12 cells, GFP cell count for fraction of cells with aggregates (protocol: Alex Kazantsev, Harvard/MGH).

     - HeLa cell with htt Q79, measurement of ATP depletion (protocol: Sanchez, Boston Univ).

     -  Among others with varying Q lengths and host cell backgrounds.

The Research Committee shall evaluate various cell lines and select up to four cell lines for preliminary evaluation by the Company for use in Phase 1A of the Research Project. The cell lines selected by the Research Committee shall be acquired by, or on behalf of, the Company and conduct a preliminary evaluation of each such cell line for its viability for optimization into Assay 1. Based upon this preliminary evaluation by the Company, the Research Committee shall

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select one cell line to be used for optimization into Assay 1. Using the approved cell line, the Company shall optimize such cell line into Assay 1 in accordance with the development/optimization and validation procedures described below. Furthermore, Assay 1 shall (a) be amenable to HTS and (b) consider each of the following parameters as approved by the Research Committee:

     - Uses a cell line that displays inducible cell death or cytotoxic measurments dependent on the induction of expanded htt and that is specific for the expanded form of htt and not wild type htt (I.E., the response to expanded htt GREATER THAN wildtype htt).

     - Uses a viability readout that tracks inducible cell death with an acceptable signal to noise ratio (~3:1) and a Z' value acceptable to the Research Committee.

     - Uses an assay format amenable to a 384-well plate using one of several viability readouts.

     - Uses an inducible cytotoxic measurement that occurs on a time course appropriate for HTS (LESS THAN 36 hours).

     - Observation of dose-dependent htt induction, and parallel dose-dependent cytotoxicity.

     - Identification of one or more positive controls that inhibit the htt-induced cytotoxicity.

     - Is characterized by response to induction that is reversible upon wash out of inducer (ability to track this will depend on protein stability and kinetics of cell death).

     - Is characterized by cell lines that will recapitulate disease relevant features, such as sensitivity to stimulation with dopamine, glutamate or neuronal toxin.

Upon selection of the cell line by the Research Committee, the Company will expand and characterize the selected cell line and complete the optimization of Assay 1 in accordance with the development/optimization and validation procedures described below. Furthermore, Assay 1 shall (a) be amenable to HTS and (b) meets each of the specifications set forth above.

PHASE 1B - DEVELOPMENT AND OPTIMIZATION OF ASSAY 2

GENERAL.

Assay 2 will be developed and optimized using human neuronal cell lines (E.G., neuroblastomas) in order to create an inducible expression system with constructs for wild-type and expanded htt protein with variable glutamine repeat lengths. Assay 2 will be developed and optimized by the Company using a novel TRex Flp-In neuroblastoma cell line made by Invitrogen Corporation ("INVITROGEN"). The TRex Flp-In neuroblastoma cell line shall be transferred to the Company for introduction by the Company of the desired htt constructs and the creation of stably transfected human neuronal cell lines capable of inducing htt protein expression. The Foundation shall use reasonable efforts to acquire such TRex Flp-In neuroblastoma cell line by entering into an agreement (the "INVITROGEN AGREEEMENT") with Invitrogen upon terms and conditions acceptable to the Foundation in its sole discretion to develop and deliver to the Company a TRex Flp-In neuroblastoma cell line. The Invitrogen Agreement shall require Invitrogen to produce the TRex

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Flp-In neuroblastoma cell line substantially in accordance with the specifications described below.

PHASE 1B - PART 1: PILOT EXPERIMENTS BY THE COMPANY.

In order to select the neuronal cell line background that will yield the desired phenotype, a series of pilot transient transfections described below will be performed by the Company to determine the best candidate cell lines for TRex Flp-In stable line generation. Criteria for the selection include cell death (or an earlier cytotoxicity measurement) after transient expression of expanded htt, but not wild type htt, as well as attributes amenable for HTS (cell growth rate and ease of handling).

Candidate cell lines will be transiently transfected by the Company with wildtype and expanded htt expression constructs, both exon 1 and full length. The expression constructs used will depend on availability in the Huntington disease research community, but will include varying htt Q-lengths, E.G., ~20 (normal) as well as ~50 and ~100 (expanded). The cDNAs approved by the Research Committee for use in the pilot experiments to be conducted by the Company will be transferred from Huntington disease research community to the Company and their sequence confirmed by the Company. Upon such confirmation, the Company shall conduct the pilot experiments. The relative transfection efficiencies of the wild type and expanded expression constructs will be compared to determine which lines appear to be differentially sensitive to the expression of wild type versus expanded htt. Cell lines for comparison include SY5Y, HCN1a, and IMR32, among other human neuronal cell lines, as well as the rodent lines N1a. and PC-12 (a line known to display cytotoxicity upon expanded htt expression).

The expected amount of time to conduct the pilot transient transfections described above is three months following the date upon which cell lines and cDNA constructs approved by the Research Committee are acquired by, or on behalf of, the Company.

PHASE 1B - PART 2: PRODUCTION OF TREX FLP-IN NEUROBLASTOMA CELL LINE BY INVITROGEN.

Based on the transient transfection pilot experiment results, the Research Committee shall evaluate the cell lines and, if warranted, approve up to two cell lines for use as the parental cell lines for the generation of TRex Flp-In stable cell lines. Upon the production of stable TRex Flp-In cell lines by Invitrogen, which is estimated to take between eight to 12 months, the cell lines will be transfered to the Company. The cell lines are to be produced to ensure that the created single integration site does not negatively affect the cell line.

PHASE 1B - PART 3: DEVELOPMENT AND OPTIMIZATION OF ASSAY 2 FROM THE TREX FLP-IN NEUROBLASTOMA CELL LINE.

Upon receipt of the TRex Flp-In stable cell lines from Invitrogen, the Company shall develop and optimize such cell line into Assay 2 in accordance with the development/optimization and validation procedures described below. Furthermore, Assay 2 shall (a) be amenable to HTS and (b) consider each of the following parameters as approved by the Research Committee:

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     -  Uses a cell line that displays inducible cell death or cytotoxic measurments dependent on the induction of expanded htt and that is specific for the expanded form of htt and not wild type htt (I.E., the response to expanded htt GREATER THAN wildtype htt).

     - Uses a viability readout that tracks inducible cell death with an acceptable signal to noise ratio (~3:1) and a Z' value acceptable to the Research Committee.

     - Uses an assay format amenable to a 384-well plate using one of several viability readouts.

     - Uses an inducible cytotoxic measurement that occurs on a time course appropriate for HTS (LESS THAN 36 hours).

     - Observation of dose-dependent htt induction, and parallel dose-dependent cytotoxicity.

     - Identification of one or more positive controls that inhibit the htt-induced cytotoxicity.

     - Is characterized by response to induction that is reversible upon wash out of inducer (ability to track this will depend on protein stability and kinetics of cell death).

     - Is characterized by cell lines that will recapitulate disease relevant features, such as sensitivity to stimulation with dopamine, glutamate or neuronal toxin.

To develop and optimize Assay 2, the Company will transfect the TRex Flp-In cell lines with (a) normal exon 1 of htt, (b) expanded exon 1 of htt, (c) normal full length htt and (d) expanded full length htt, each in the appropriate vector and epitope tagged in order to facilitate the detection of exogenous protein. The transfected cells will then be selected to generate homogenous pools of inducible cell lines for sceening. Upon selection of the transfected cells, the Company will generate homogenous pools of inducible cell lines for sceening. After the Company has generated these cell lines, the Company will prepare frozen early passage aliquots of this cell line in sufficient quantity to ensure that the Assay 2 is reproducible and that the Company does not have to culture the line for extended periods. Additionally, primary neuronal cultures may be used by the Company to establish possible neuronal characteristics of the generated cell lines.

PHASE 1A AND 1B - ASSAY DEVELOPMENT, OPTIMIZATION AND VALIDATION PROCEDURES FOR ASSAY 1 AND ASSAY 2

VIABILITY READOUTS.

In order to determine the optimal induction conditions for the use of each of Assay 1 and Assay 2 in Phase 2 of the Research Project, the Company will evaluate the stable lines for expanded htt-specific inducible cell death. The Company will test multiple clones and pools for each of the construct/cell line combinations. The Company will evaluate at least five viability readouts each of which monitors some aspect of cell viability: (a) Alamar Blue reduction which detects the presence of cellular reductases, (b) lactate dehydrogenase ("LDH") release which is an enzyme released by dying cells, (c) cellular ATP levels which can be detected by the use of luciferase, (d) calcein AM cleavage which detect the presence of cellular esterases and (e) mitochondrial inner membrane potential which is often disrupted in dying cells. For each of these viability readouts, the Company shall optimize the variable parameters. Moreover, the Company will test at least four concentrations of inducer (E.G., tetracycline) in each of these assay conditions. Throughout this process, the Company will note any morphological features specific to

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expression of expanded htt since such features may become useful in subsequent assay design and optimization.

The Company will be able to interrogate this multiparameter space using 384-well plates. For example, if the Company looks at five clones or pools per construct, induces with five doses of inducer, and samples each viability assay at four time points and five doses of assay substrate, this will require 30,000 data points, or 100 plates. The Company can also interrogate the multiparameter space at higher resolution by increasing the number of plates or by employing "Design of Experiment" statistics (using JMP software). From these data, the Company will select the cell line with the optimal Z' score (i.e. the best inducible toxicity of expanded htt) in which wild-type htt does not cause toxicity.

DETERMINING THE KINETICS OF CELL DEATH.

In the optimal cell line selected for each of Assay 1 and Assay 2, the Company will test a range of inducer concentrations versus length of induction time to determine the kinetics of cytotoxicity and recovery. That is, the Company will induce expanded htt expression, and then withdraw inducer after various lengths of time (12 hours, 24 hours, 36 hours, etc.). In each case, the Company will allow the cells to recover for a total incubation time of three days, at which point the Company will select among the several previously described cytotoxic/viability endpoints and look at the readout that is potentially reversible (E.G., mitochondria membrane potential). This experiment will help the Company assess the extent to which induction of expanded htt is reversible upon removal of inducer. In parallel with these experiments, the Company will measure the half-life of induced expanded and wild-type htt proteins using
35S pulse-chase labeling. The Company will select assay conditions based on these experiments that allow the Company to identify both enhancers and suppressors of htt toxicity (I.E., a concentration and length of inducer treatment such that increases and decreases in toxicity are both detectable).

VALIDATION WITH POSITIVE CONTROLS.

The Company will validate each of Assay 1 and Assay 2 using all relevant positive controls, with an attempt to control for a variety of cell death mechanisms. The Company will solicit suggestions for positive control compounds from the htt research community and will utilize those compounds approved by the Research Committee. Potential positive control compounds include HDAC inhibitors, neurotrophic factors, RNAi, and caspase inhibitors. For the latter, two different pan-caspase inhibitors (Z-VAD-fmk and BOC-D-fmk) will be tested. In addition, if the Company selects the mitochondrial membrane potential readout, the Company will attempt to use cyclosporine A as a positive control. The Company will test the dose-response curves for the compounds approved by the Research Committee and the time-dependence of their ability to rescue death in order to help determine whether timing of compound addition relative to htt induction is an important variable and how this can be optimized for the conduct of Phase 2 of the Research Project.

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PHASE 1C - DEVELOPMENT OF ASSAY 3

GENERAL.

Assay 3 shall be developed to monitor expanded htt protein levels and/or the presence of htt-aggregates in Huntington disease patient derived cell lines using high-content imaging assay. The Company shall develop Assay 3 as described below, which assay shall consider each of the following parameters as approved by the Research Committee:

     - Use of a primary cell line that originates from Huntington disease patient samples.

     - Use of a readout that tracks htt protein levels (both wild-type and/or expanded) relative to an internal control, such as actin.

     - Use of a readout that is able to differentiate the Huntington disease patient cell line versus control lines.

     - Use of a readout that is relevant to Huntington disease disease pathology (increased htt aggregation).

     - The abnormal phenotype exhibited by the patient line will be able to be reversed by treatment with putative control compounds, and/or RNAi.

     - The high content readout will allow the identification of intracellular/subcellular localizations, aggregates for Htt protein and other morphological characteristics.

     - A significant signal to noise ratio and Z' value acceptable to the Research Committee.

To develop Assay 3, the Company will use a high-content screen (E.G. a Cellomics Arrayscan automated imaging station) to capture fluorescent images of human Huntington disease patient fibroblasts stained with Hoechst 33342 (a nuclear dye) and antibodies available both commercially and from the Huntington disease research community. Antibodies to expanded huntingtin, wild type huntingtin, oligomeric expanded huntingtin and actin will be evaluated by the Company.

The Company will develop Assay 3 into a 96- or 384-well plate format compatible for HTS, in which the Company can rapidly assess the effects of compounds on the level of wild-type huntingtin, expanded huntingtin, and a control protein (actin). In addition, changes in protein localization or aggregation will be quantified.

Assay 3 will be validated using, among other controls selected by the Research Committee, (a) HDAC inhibitors, which should up-regulate both expanded and wild-type forms of huntingtin, (b) proteasome inhibitors, which should act similarly to HDAC inhibitors, (c) transcription and translation inhibitors, which should decrease the levels of both expanded and wild-type huntingtin proteins, (d) an aldehyde-based peptidic deubiquitinating enzyme inhibitor, which should increase the degradation of both wild-type and expanded proteins by preventing removal of ubiquitin chains, and (e) RNAi.

EVALUATION OF CELL LINES.

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The Company will evaluate six human Huntington disease fibroblast lines and four age/gender control fibroblasts approved by the Research Committee from the Coriell cell repository and/or academic collaborators. Cell lines will be evaluated for the following characteristics:

     - Doubling time: this feature will be an important factor in deciding whether or not aggregates or nuclear inclusions will be a viable endpoint.

     -  Cellular localization of wild-type and expanded htt protein.

     - Aggregates: determine whether aggregates are visible, and if so, the Company will study in real-time the kinetics of aggregate formation, reversibility with positive controls such as Congo Red.

     - General morphology both at cellular level (cell membrane, cell size and shape) and at the subcellular level (nuclei, ER, mitochondria): this will allow thorough comparison between the Huntington disease patient lines and the control lines, to determine all possible morphological endpoints that can be tracked. Any such characteristic will be evaluated as to its possible relevance to disease pathology as well as its reversibility.

After obtaining the cell lines, the Company will cryopreserve aliquots of each cell line. After the Company has identified and selected an optimal cell line, the Company will prepare additional frozen early passage aliquots of this cell line in order to allow the Company to thaw a fresh aliquot on a regular basis, if necessary. This will ensure that Assay 3 will be reproducible without the Company being required to culture this cell line for more than a week at a time.

EVALUATION OF ANTIBODIES.

In the development and optimization of Assay 3, the Company will test a panel of antibodies to the antigens of interest (wild-type htt, expanded htt, oligomeric htt and actin) for their ability to efficiently and specifically test its target antigen. For collection and prioritization of antibodies, the Company will collect input and suggestions about available antibodies from the Foundation and from researchers in the Huntington disease research community. Antibodies will be evaluated for their specificity to htt, using immuno-blotting and immunocytochemistry. Cell lines that express tagged versions of htt will be used, if possible, and siRNA experiments may also prove useful for distinction of oligomeric versus monomeric htt. Test specificity/quality of antibodies that distinguish the oligomeric versus monomeric Htt protein via dot blot/ELISA/imaging analysis as described in the reference (see Kayed, et al.
2003).

ASSAY OPTIMIZATION.

The Company will test the candidate antibody/cell line combinations that meet the above qualifications, varying primary/secondary antibody concentrations, and the time of incubation (testing five time points) to optimize the assay staining conditions. For instance, the Company could test 5 time points x 10 concentrations x 400 antibody/cell line combinations = 20,000 data points. Using 384-the well plates, this will require ~100 plates, which is feasible, given an assumed plate processing capacity of 100 plates per day in high-content mode. From these data, the Company will select the cell line with the optimal Z' score for all signals being detected. The Company will then iterate several additional cycles of optimizing the assay conditions (plate

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type, medium composition, secondary antibody, length of incubation, etc.) to prepare the Assay 3 for cHTS. In the development of Assay 3, the Company will use "Design of Experiment" statistics (using JMP software) to sample this multiparameter space.

VALIDATION WITH CONTROLS.

The Company will seek a broad panel of potential positive controls for testing in Assay 3 to validate the selected cell line using two different pan-caspase inhibitors (Z-VAD-fmk and BOC-D-fmk), which may affect processing or localization of htt. Assay 3 will also be validated using (a) HDAC inhibitors, which should up-regulate both expanded and wild-type forms of huntingtin, (b) proteasome inhibitors, which should act similarly to HDAC inhibitors, (c) transcription and translation inhibitors, which should decrease the levels of both expanded and wild-type huntingtin proteins, (d) an aldehyde-based peptidic deubiquitinating enzyme inhibitor, which should increase the degradation of both wild-type and expanded proteins by preventing removal of ubiquitin chains and
(e) known anti-aggregation compounds derived from the Foundation secondary screening collection. The Company will test the dose-response curves for these compounds and the time-dependence of their effects. This will help determine whether length of compound treatment is an important variable and how this can be optimized for Phase 2 of the Research Project.

PHASE 2 - PRIMARY SCREENING

GENERAL.

Upon the completion of the development of each Assay by the Company, the Research Committee shall evaluate each such Assay for use in Phase 2 of the Research Project. Each Assay approved by the Research Committee for use in Phase 2 of the Research Project (each, an "APPROVED PRIMARY SCREENING ASSAY") shall be utilized by the Company in Phase 2 of the Research Project.

Phase 2 of the Research Project shall be conducted in two sub-phases: Phase 2A and Phase 2B of the Research Project. In Phase 2A of the Research Project, the Company will screen at least ~1,600 in each Approved Primary Screening Assay to determine the "single agent" activities of such compounds. And, in Phase 2B of the Research Project, the Company shall use the results from Phase 2A of the Research Project to determine a recommended combination screening strategy and, subject to the approval of such combination screening strategy by the Research Committee, the Company shall screen between 100,000 and 1,000,000 binary combinations of compounds in each Approved Primary Screening Assay.

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PHASE 2A - DETERMINATION OF SINGLE AGENT ACTIVITIES OF SELECTED COMPOUNDS

GENERAL.

Utilizing each Approved Primary Screening Assay, the Company shall determine the "single agent" activities of at least 1,300 compounds utilizing a dose-response of concentrations. The Company will select at least 1,300 from the Company's library of approved compounds ("COMPANY LIBRARY COMPOUNDS") with a focus on selecting compounds with highest probability of crossing the blood-brain barrier (the "BBB"). In addition, the Foundation shall have the right to identify and select up to 300 compounds ("FOUNDATION SELECTED COMPOUNDS") that are of particular interest to research currently being conducted in the broader Huntington disease research community, including those previously identified IN VITRO and/or studied IN VIVO. The Company shall screen all of the Company Library Compounds and the Foundation Selected Compounds to determine the "single agent" activity of such compounds.

COMPOUND SELECTION.

The Company will select at least 1,300 Company Library Compounds which fully represent the mechanistic and structural diversity of approved compounds. Upon the request of the Foundation, the Company Library Compounds can be prioritized by their likelihood of crossing the BBB, based on the Company's internal BBB ranking. The Company's internal analysis takes the factors into consideration:
(a) known CNS effect in humans, as demonstrated by therapeutic class or documented side-effect in the literature, (b) the ability to cross BBB in experimental system, as demonstrated by published experiments and (c) in silico prediction of BBB partitioning, based on chemical structure. The up to 300 Foundation Selected Compounds to be screened will be selected from the following categories: 50-100 compounds from the Foundation's secondary screening consortium, 208 compounds that the Foundation has identified from the literature as potentially being of interest for Huntington disease, and approximately 100 biological agents that have been reported to be of interest to Huntington disease. These lists will be cross referenced with the Company collection to identify compounds that are already available at the Company, and up to 300 of those that are not will be acquired by the Company. The precise number of Foundation Selected Compounds acquired will depend on their availability. The Company will discuss the possibility of formatting the biological agents for screening with EMD Biosciences. If the Company does not reach an acceptable arrangement with this or another supplier, the Company will purchase these proteins individually, then format them in 384-well plates, heeding the manufacturers' instructions regarding storage conditions.

SCREENING.

The Company's screening method begins with a "ranking" phase where the single agent activity of compounds in our libraries is determined. Ranking of single agents is generally performed in a 2 x 12 format as described below, although this may be tailored to the specific needs of a particular assay. Based on this ranking, compounds are classified as "active," possessing activity in the subject assay, or "inactive," possessing no activity the subject assay. Separating the testing

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of active and inactive compounds makes an efficient and complete search of all pair-wise combinations tractable.

2 x 12 RANKING FORMAT.

Each 384-well ranking plate contains nine different compounds, numbered 1-9, that are plated in two adjacent columns and are diluted from top to bottom in 12 steps. Positive controls are located in columns two and 23. DMSO treated negative controls are located in columns nine and 16.

COUNTER SCREENING.

Putative Hits from the Phase 2A screening will be tested in variants of each Approved Screening Assay to eliminate false positive results. These counter screens will identify compounds that (a) suppress expression of expanded htt,
(b) alter the concentration or metabolism of inducer, or (c) directly activate the assay readout (I.E., are fluorescent or react with luciferase) by using cell lines that express wild type htt; or by running the assay without cells or primary antibodies. Testing in the approved counter screens is requisite for proceeding onto Phase 2B.

PHASE 2B - COMBINATION SCREENING AND NOMINATION OF COMPOUND COMBINATIONS FOR SECONDARY ASSAY(S)

GENERAL

The Research Committee shall use the actual throughput achieved during Phase 2A of the Research Project, together with the compound activity results of the single agent ranking, to determine a recommended combination screening strategy. The determination of a recommended combination screening strategy will be influenced by the number of actives that emerge from the single agent ranking and the throughput of the screening using each Approved Primary Screening Assay. The recommended combination screening strategy shall be approved by the Research Committee prior to the initiation of Phase 2B of the Research Project. The combination screening strategy approved by the Research Committee will be used to survey between 100,000 and 1,000,000 pairwise combinations, as described below.

Using the combination screening strategy approved by the Research Committee, the Company shall screen between 100,000 and 1,000,000 binary combinations of compounds in each Approved Primary Screening Assay. The most active combinations will be retested at high resolution and confirmed hits will be subjected to IN SILICO prioritization based on achievable plasma concentrations, known toxicities, known drug-drug incompatibilities and other literature information in the Company's chalice knowledgebase. Due to the size and diversity of combination space, a library of 1,600 compounds contains over 1,000,000 unique pair-wise combinations. Thus, a relatively small number of known compounds generates a very large number of possible compound combinations. Such a large and diverse group of potential compound combinations greatly increases the likelihood of the identification of a novel Huntington disease therapeutic. If any of the Approved Primary Screening Assays is a high

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throughput assay that can be processed at the Company's standard throughput, the
Company will be able to screen more than 1,000,000 binary compound combinations in each such Approved Primary Screening Assay.

Based on information from the ranking phase, there are several types of combination screens the Company performs:

        (a) "active + active" - all active compounds are crossed with each other;

        (b) "active + inactive" - all active compounds are crossed with all inactive compounds; and

        (c) "inactive + inactive" - all inactive compounds are crossed with each other.

In brief, active compounds are tested in combination against the other actives using a dose-ratio matrix format and inactive compounds are tested using a pooling strategy to maximize the number of combinations that can be surveyed on a single plate.

In dose matrix screening, a focus compound is serially diluted from top-to-bottom using a fixed dilution factor. The EC50 value determined is used to target the appropriate concentration range. Cross compounds are serially diluted from left-to-right on a separate plate. Aliquots from each master plate are transferred to a third plate to create the dose matrix. Cells and other components of the assay are then added prior to incubation to allow induction of the combination effect. Assay plates are processed and data collected are associated with the specific compound combination. This experimental design allows efficient automation of the compound distribution process to generate all possible pairwise combinations after preparation of a small set of master plates.

The screening will be conducted using optimized plate formats to efficiently take advantage of the single-agent activity information. Active compounds (peak inhibition GREATER THAN 20% at 95% confidence from replicates) require complete coverage of the transitional concentrations of the single-agent response curves (between the EC10 and EC90 concentrations), while this range cannot be specified in the case of inactive compounds. For example, the Company has designed sparse-matrix plate formats which permit 54 blocks to be compressed on to a plate, which can be reconstructed to produce sparsely sampled 6x6 dose matrix blocks. For inactive compounds, the Company uses a single-concentration combination format which represents 208 combinations per plate, along with the corresponding single agent responses. For combinations involving one active and one inactive agent, the master plates are compatible, producing combination blocks with two six point dose-response curves, one with the inactive compound at a single high concentration.

High-resolution "9x9" combination plates are run to confirm detection of synergistic combinations and to allow quantitation of combination activity. A smaller dilution factor (E.G., two) and a nine-step dilution curve are used for each compound in the combination to provide greater precision in describing the synergy surface. This is important because observed effects are next compared to expected response surfaces derived from the single-agent response curves using established reference models for compound interactions.

In addition to the above-described cHTS screen, the Company has the ability to perform "enhancer" screens on select compounds of interest. In this screening mode, the Company tests a specific compound of interest against each of the compounds in our collection to identify drugs

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that enhance the potency or intrinsic activity of a compound of interest. Such enhancer screening can be performed using compounds discovered by the Huntington disease Research Project community and will be added at the request and approval of the Research Committee.

If assay throughput is a limiting factor, the Company will consider alternative combination screening strategies that will allow the Company to optimally explore the combination space within the time allotted. At a minimal, this screen would examine 100,000 combinations. For instance, the Company could focus on 35 single agent actives from the primary screen and perform both a 35 x 35 screen, as the well as an enhancer screen that would pair each of the 35 actives with each of the ~1600 compounds in the ranking library as described above.

COUNTER SCREENING.

Putative Hit combinations from the Phase 2B screening will be tested in variants of each Approved Screening Assay to eliminate false positive results. These counter screens will identify compound combinations that (a) suppress expression of expanded htt, (b) alter the concentration or metabolism of inducer, or (c) directly activate the assay readout (I.E., are fluorescent or react with luciferase) by using cell lines that express wild type htt; or by running the assay without cells or primary antibodies. Testing in the approved counter screens is requisite for proceeding onto Phase 3.

PHASE 3 - SECONDARY SCREENING

GENERAL.

At any time and from time to time during the conduct of Phase 2B of the Research Project, the Research Committee may evaluate compound combinations for which the screening is completed for utilization in Phase 3 of the Research Project. Each compound combination approved by the Research Committee for utilization in Phase 3 of the Research Project (each, a "PHASE 3 APPROVED COMPOUND COMBINATION") shall be utilized by the Company in Phase 3 of the Research Project for secondary screening.

In Phase 3 of the Research Project, Phase 3 Approved Compound Combinations will be prioritized using a panel of secondary assays selected and approved by the Research Committee (each, an "APPROVED SECONDARY SCREENING ASSAY") including (a) each of the Approved Primary Screening Assays and (b) the additional assays described below (such as those that may be available from the Huntington disease research community) that would further characterize and validate the Phase 3 Approved Compound Combinations being developed. Phase 3 Approved Compound Combinations will be prioritized and tested to validate the observed activities and to determine the selectivity of the mechanism of action.

EFFECT IN ALTERNATE COMPANY DEVELOPED AND OPTIMIZED ASSAYS.

Each Approved Primary Screening Assay will serve as a secondary assay for the other. The Company will test Hit combinations from each Approved Primary Screening Assay in each of the other Approved Primary Screening Assays that have been developed and optimized. This will

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serve to determine if suppressors of cytotoxicity affect disposition of expanded or wild type htt, and if modulators of htt disposition can affect cytotoxicity of htt.

IMMUNO-BLOT OF HTT LEVELS.

The Company will measure expanded and wild type htt levels (induced for Assay 1 and Assay 2, and endogenous for Assay 3) to determine whether compounds are affecting the overall levels of htt. For Assay 1 and Assay 2, this will serve as a counter screen for false positives. For Assay 3, this will serve to confirm one type of hit class: modulators of htt levels. Also, if an ELISA is available, the Company will also use it to conduct such testing.

ACTIVITY IN ADDITIONAL CELL LINES.

The Company will test Hit combinations in additional cell lines that were identified in Phase 1 of the Research Project. Thus, the Company will test suppressors of cytotoxicity in additional cell backgrounds for their ability to suppress htt cytotoxicity and the Company will test modulators of htt disposition for their ability to act in additional Huntington disease patient fibroblasts. These Approved Secondary Screening Assays will ensure any compound effects are not idiosyncratic to the one cell line used in the primary screen.

STRIATAL BRAIN SLICE ASSAY.

Subject to the approval of the Research Committee, the Company will collaborate with Don Lo (Duke University) and colleagues to test active combinations in the striatal brain slice assay that is currently being run in Dr. Lo's laboratory. Other assays being developed in Dr. Lo's lab, including those with co-culture of striatal and cortical neurons, may also prove useful as secondary assays.

TRANSFECTED PRIMARY STRIATAL NEURON ASSAY.

Subject to the approval of the Research Committee, the Company will collaborate with Trophos S.A. (Marseille, France) to test Hit combinations in the transiently transfected striatal neuron cytotoxicity assay.

OTHER SECONDARY ASSAYS.

The Company welcomes the input from the Foundation to facilitate the evaluation of candidate combinations with the most disease-relevant secondary assays available. Subject to the approval of the Research Committee, the Company will bring such assays in-house if the identified laboratories are unable to test the Phase 3 Approved Compound Combinations in such assays.

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PHASE 4 - PHARMACOKINETIC, PHARMACODYNAMIC AND TOXICOLOGICAL EVALUATION

GENERAL.

At any time and from time to time during the conduct of Phase 3 of the Research Project, the Research Committee may evaluate compound combinations for which the screening is completed for utilization in Phase 4 of the Research Project. Each Phase 3 Approved Compound Combinations approved by the Research Committee for utilization in Phase 4 of the Research Project (each, a "PHASE 4 APPROVED COMPOUND COMBINATION") shall be utilized by the Company in Phase 4 of the Research Project for evaluation in rodents to determine whether such Phase 4 Approved Compound Combination exhibits desired pharmaceutical properties expected from the profiles of the single agents, including matched half-lives, if necessary, BBB penetration to sufficient concentrations and minimal toxicity.

PHARMACOKINETIC / PHARMACODYNAMIC ANALYSIS OF PRE-CLINICAL CANDIDATES.

The Company will evaluate each Phase 4 Approved Compound Combination in rodents to determine whether the each such Phase 4 Approved Compound Combination exhibits the desired pharmaceutical properties in combination. The Research Committee will select and approve a up to six Phase 4 Approved Compound Combination which the Company will be assess IN VIVO, in mouse-based pharmacokinetic, pharmacodynamic studies and blood-brain barrier penetration studies. The Company will assess the concentration found in blood and brain for the individual compounds in each Phase 4 Approved Compound Combination after oral gavage, IP, IM and IV injection in adult mice. The route of administration that provides an achievable brain concentration above the concentration required will be explored further using a variety of doses and time points. These latter experiments will aim to determine the half-life of each Approved Phase 4 Compound Combination and such compound combination's constituent compounds in blood and brain after a specific method of administration. These studies will allow the Company to select Phase 4 Compound Combinations for further study that cross the blood-brain barrier and that have reasonable half-lives and achieve concentrations IN VIVO such that the Company expects them to act in the central nervous system ("CNS"). Animals will be perfused with 0.9% saline prior to removal of brain tissue to provide a more accurate estimate of the final drug concentration in the tissue. Phase 4 Compound Combinations selected by the Research Committee will then be given using the selected route of administration to adult mice for one week (or longer if recommended by the Research Committee), and toxicity measured using body weight and behavioral monitoring. Phase 4 Approved Compound Combinations that are non-toxic at the required dose will be further studied in newborn mice. The Company will administer these Phase 4 Approved Compound Combinations to mice using the selected route of administration and the achievable concentration in blood and brain will be measured. These studies will confirm that such Phase 4 Approved Compound Combinations can be administered to newborn mice, cross the blood-brain barrier and accumulate to a sufficient concentration in the nervous system that the Company expects protection from expanded htt pathology to occur.

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PHASE 5 - DEMONSTRATION OF EFFICACY OF ACTIVE COMBINATIONS IN A HUNTINGTON
DISEASE MOUSE MODEL

GENERAL.

Upon the completion the pharmacokinetic, pharmacodynamic and toxicological evaluation of each Phase 4 Approved Compound Combination in Phase 4 of the Research Project, the Foundation may evaluate and select Phase 4 Approved Compound Combinations for utilization in Phase 5 of the Research Project. Each Phase 4 Approved Compound Combination selected by the Foundation for utilization in Phase 5 of the Research Project for evaluation a mouse Huntington disease efficacy model shall be referred to herein a "PHASE 5 APPROVED COMPOUND COMBINATION".

MOUSE MODEL TESTING.

Each Phase 5 Approved Compound Combination will be tested using the most disease relevant animal model that is available at the time such Phase 5 Approved Compound Combination is available to be as determined by the Foundation. As of the date hereof, the most relevant animal model available is the R6/2 Huntington disease mouse model. The Foundation shall solicit input from the Company in respect of the nature and extent of the mouse model testing program to be utilized under Phase 5 of the Research Project. However, the specific timing, nature and extent of all mouse model testing under the Phase 5 Approved Compound Combinations under Phase 5 of the Research Project shall be determined by the Foundation in its sole discretion and all such testing shall be carried out at the sole direction of the Foundation.

All mouse model testing of the Phase 5 Approved Compound Combinations under Phase 5 of the Research Project shall be conducted by Psychogenics or such other entity as the Foundation shall elect in its sole discretion. The costs of any mouse model testing of the Phase 5 Approved Compound Combinations under Phase 5 of the Research Project conducted at the direction of the Foundation shall be paid by the Foundation.

IN VIVO pharmacological testing of Huntington disease model animals will be done using multiple dose levels and a subset will receive single agents alone as a control. These animal studies will include both short term (LESS THAN 2 months) and long term (6 month survival) endpoints. Critical information regarding the efficacy and potential safety of administering the Phase 5 Approved Compound Combinations will also be collected.

The results of mouse model testing of the Phase 5 Approved Compound Combinations shall be used by the Parties to determine whether any of the Phase 5 Approved Compound Combinations constitutes a Candidate for which the Parties should seek the filing of an IND with the FDA either by the Company or a third party. Any such determination shall be made subject to, and in accordance with, the terms of this Agreement (including SECTION 9, SECTION 10 and SECTION 12).

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                        APPENDIX B TO RESEARCH AGREEMENT

                  (RESEARCH PROJECT TIME FRAMES AND FTE BUDGET)

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                        APPENDIX C TO RESEARCH AGREEMENT

                             (SCIENTIFIC MILESTONES)

Research Project Phase                                       Condition(s) to Begin Conduct of Phase
----------------------                                       --------------------------------------
RESEARCH PROJECT - SCIENTIFIC MILESTONES

Phase 1 through Phase 5                           Execution of this Agreement by the Parties.

                                                  The Research Committee has made each decision and granted
                                                  each approval expressly set forth in this Agreement that is specifically required or otherwise necessary to begin the
                                                  conduct of any specific Phase of the Research Project.

Phase 1A                                          At least four cell lines approved by the Research Committee for Phase 1A (a) have been acquired by, or on behalf of the
                                                  Company (including any related Required Third Party
                                                  Intellectual Property Rights) and (b) the Company has taken delivery of such cell lines within three months of the
                                                  Effective Date.

Phase 1B - Part 1                                 The cell lines and cDNA constructs approved by the Research
                                                  Committee for Phase 1B - Part 1 (a) have been acquired by, or on behalf of the Company (including any related Required
                                                  Third Party Intellectual Property Rights) and (b) the Company
                                                  has taken delivery of such cell lines and cDNA constructs
                                                  within three months of the Effective Date.

Phase 1B - Part 2                                 The Research Committee has approved at least one cell line for use as the parental cell line for the generation of the
                                                  TRex Flp-In neuroblastoma cell line by Invitrogen within six months of the Effective Date.

                                                  The Foundation and Invitrogen have executed the Invitrogen
                                                  Agreement within six months of the Effective Date.

Phase 1B - Part 3                                 Invitrogen has delivered the TRex Flp-In neuroblastoma cell line to the Company within 12 months of the execution of the
                                                  Invitrogen Agreement.

Phase 1C                                          The cell lines and htt specific antibodies approved by the
                                                  Research Committee for Phase 1C (a) have been acquired by, or on behalf of the Company (including any related Required
                                                  Third Party Intellectual Property Rights) and (b) the Company
                                                  has taken delivery of such cell lines and cDNA constructs
                                                  within three months of the Effective Date.

Phase 2 and 3 - Use of Assay 1 for Screening      Complete optimization of Assay 1 within four months following the date the Company has taken delivery of the cell
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                                                  line approved by the Research Committee for use in the
                                                  optimization of Assay 1.

                                                  Assay 1 meets each of the specifications set forth in
                                                  APPENDIX A and is approved by the Research Committee for use in Phase 2 and 3.

Phase 2 and 3 - Use of Assay 2 for Screening      Complete development and optimization of Assay 2 within five months following the delivery of the TRex Flp-In
                                                  neuroblastoma cell line to the Company.

                                                  Assay 2 meets each of the specifications set forth in
                                                  APPENDIX A and is approved by the Research Committee for use in Phase 2 and 3.

Phase 2 and 3 - Use of Assay 3 for Screening      Complete development and optimization of Assay 3 within nine months following the date cell lines and htt specific
                                                  antibodies approved by the Research Committee for use in the development and optimization of Assay 3 are acquired by, or on behalf of, the Company.

                                                  Assay 3 meets each of the specifications set forth in
                                                  APPENDIX A and is approved by the Research Committee for use in Phase 2 and 3.

Phase 2A                                          The Company has (a) selected at least 1,300 Company Library
                                                  Compounds within one month of the approval by the Research
                                                  Committee of any of the Assays for use in Phase 2 and 3 and
                                                  (b) acquired each Foundation Selected Compound within one
                                                  month of the selection of such compounds by the Foundation.

Phase 2B                                          The screening required by Phase 2A has been completed within
                                                  26 months of the Effective Date.

                                                  The combination screening strategy for Phase 2B is approved by the Research Committee.

Phase 3                                           The Research Committee approves at least one Phase 3 Approved
                                                  Compound Combination.

Phase 4                                           The Research Committee approves at least one Phase 4 Approved
                                                  Compound Combination.

Phase 5                                           The Foundation approves at least one Phase 5 Approved
                                                  Compound Combination.
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                        APPENDIX D TO RESEARCH AGREEMENT

                               (PAYMENT SCHEDULE)

Payment Number           Payment Amount                      Date(s) and/or Condition(s) of Payment
--------------           --------------                      --------------------------------------
QUARTERLY PAYMENTS

Payment 1                $  343,750               Execution of this Agreement by the Parties.
Year 1 - Quarter 1

Payment 2                $  368,750               Achievement or satisfaction of each condition set forth in
Year 1 - Quarter 2                                this APPENDIX D in respect Payment 1.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 1.

Payment 3                $  425,000               Achievement or satisfaction of each condition set forth in
Year 1 - Quarter 3                                this APPENDIX D in respect Payment 1 through Payment 2.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 2.

Payment 4                $  525,000               Achievement or satisfaction of each condition set forth in
Year 1 - Quarter 4                                this APPENDIX D in respect Payment 1 through Payment 3.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 3.

Payment 5                $  471,875               Achievement or satisfaction of each condition set forth in
Year 2 - Quarter 1                                this APPENDIX D in respect Payment 1 through Payment 4.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 4.

Payment 6                $  531,250               Achievement or satisfaction of each condition set forth in
Year 2 - Quarter 2                                this APPENDIX D in respect Payment 1 through Payment 5.
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                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 5.

Payment 7                $  512,500               Achievement or satisfaction of each condition set forth in
Year 2 - Quarter 3                                this APPENDIX D in respect Payment 1 through Payment 6.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 6.

Payment 8                $  540,625               Achievement or satisfaction of each condition set forth in
Year 2 - Quarter 4                                this APPENDIX D in respect Payment 1 through Payment 7.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 7.

Payment 9                $  537,500               Achievement or satisfaction of each condition set forth in
Year 3 - Quarter 1                                this APPENDIX D in respect Payment 1 through Payment 8.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 8.

Payment 10               $  400,000               Achievement or satisfaction of each condition set forth in
Year 3 - Quarter 2                                this APPENDIX D in respect Payment 1 through Payment 9.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 9.

Payment 11               $  365,625               Achievement or satisfaction of each condition set forth in
Year 3 - Quarter 3                                this APPENDIX D in respect Payment 1 through Payment 10.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 10.

Payment 12               $  365,625               Achievement or satisfaction of each condition set forth in
Year 3 - Quarter 4                                this APPENDIX D in respect Payment 1 through Payment 11.

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
                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 11.

Payment 13               $  331,250               Achievement or satisfaction of each condition set forth in
Year 4 - Quarter 1                                this APPENDIX D in respect Payment 1 through Payment 12.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 12.

Payment 14               $  193,750               Achievement or satisfaction of each condition set forth in
Year 4 - Quarter 2                                this APPENDIX D in respect Payment 1 through Payment 13.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 13.

Payment 15               $  100,000               Achievement or satisfaction of each condition set forth in
Year 4 - Quarter 3                                this APPENDIX D in respect Payment 1 through Payment 14.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 14.

Payment 16               $  100,000               Achievement or satisfaction of each condition set forth in
Year 4 - Quarter 4                                this APPENDIX D in respect Payment 1 through Payment 15.

                                                  The completion by the Foundation, in accordance with SECTION
                                                  3(c), of the Quarterly Payment adjustment review and
                                                  calculation procedures in respect of the Quarterly FTE
                                                  Notice delivered by the Company for the Quarterly FTE Notice
                                                  Period covered by Payment 15.

MILESTONE PAYMENTS

Payment 1                $   40,000               Phase 2B screening has been completed for all Approved
                                                  Primary Screening Assays and the results of such screening have been delivered to the Research Committee within 39
                                                  months of the Effective Date

Payment 2                $  100,000               With respect to each Phase 5 Approved Compound Combination licensed to an entity (other than the Company) pursuant to a
                                                  Commercial License granted in accordance with SECTION 10 of this Agreement.

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